            STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                                     and

                   NORWEST BANK MINNESOTA, N.A., as Trustee



                         ___________________________

                               TRUST AGREEMENT

                         Dated as of December 1, 1995
                         ___________________________



                   STRUCTURED ASSET SECURITIES CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1995-4

                              TABLE OF CONTENTS
Section                                                                  Page
-------                                                                ----

                                  ARTICLE I

                                 DEFINITIONS

1.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2    Calculations Respecting Mortgage Loans . . . . . . . . . . . . . .  26
1.3    Calculations Respecting Accrued Interest . . . . . . . . . . . . .  26

                                  ARTICLE II

                            DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

2.1    Creation and Declaration of Trust Fund;
       Conveyance of Mortgage Loans . . . . . . . . . . . . . . . . . . .  27
2.2    Acceptance of Trust Fund by Trustee: Review
       of Documentation for Trust Fund  . . . . . . . . . . . . . . . . .  30
2.3    Representations and Warranties of the Depositor  . . . . . . . . .  31
2.4    Discovery of Breach  . . . . . . . . . . . . . . . . . . . . . . .  39
2.5    Repurchase, Purchase or Substitution of
       Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.6    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
2.7    Purchase of Converted Mortgage Loans . . . . . . . . . . . . . . .  41
2.8    Grant Clause . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                 ARTICLE III

                               THE CERTIFICATES

3.1    The Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  42
3.2    Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


3.3    Transfer and Exchange of Certificates  . . . . . . . . . . . . . .  43
3.4    Cancellation of Certificates . . . . . . . . . . . . . . . . . . .  47
3.5    Replacement of Certificates  . . . . . . . . . . . . . . . . . . .  47
3.6    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . .  48
3.7    Temporary Certificates . . . . . . . . . . . . . . . . . . . . . .  48
3.8    Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . .  49
3.9    Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . .  49
3.10   Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . .  50
3.11   Definitive Certificates  . . . . . . . . . . . . . . . . . . . . .  50

                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

4.1    Collection Account . . . . . . . . . . . . . . . . . . . . . . . .  51
4.2    Application of Funds in the Collection Account . . . . . . . . . .  52
4.3    Reports to Certificateholders  . . . . . . . . . . . . . . . . . .  53
4.4    Certificate Account  . . . . . . . . . . . . . . . . . . . . . . .  56

                                  ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

5.1    Distributions Generally  . . . . . . . . . . . . . . . . . . . . .  57
5.2    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
5.3    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
5.4    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
5.5    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
5.6    Distributions from the Certificate Account . . . . . . . . . . . .  58
5.7    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
5.8    Allocation of Realized Losses  . . . . . . . . . . . . . . . . . .  61
5.9    (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
5.10   (Reserved) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
5.11   Trustee Advances . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                  ARTICLE VI

                  CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

6.1    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  62
6.2    Certain Matters Affecting the Trustee  . . . . . . . . . . . . . .  63
6.3    Trustee Not Liable for Certificates  . . . . . . . . . . . . . . .  64
6.4    Trustee May Own Certificates . . . . . . . . . . . . . . . . . . .  65
6.5    Eligibility Requirements for Trustee . . . . . . . . . . . . . . .  65
6.6    Resignation and Removal of Trustee . . . . . . . . . . . . . . . .  65
6.7    Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  66
6.8    Merger or Consolidation of Trustee . . . . . . . . . . . . . . . .  67
6.9    Appointment of Co-Trustee, Separate Trustee
       or Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.10   Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . .  69
6.11   Indemnification of Trustee . . . . . . . . . . . . . . . . . . . .  70
6.12   Fees and Expenses of Trustee . . . . . . . . . . . . . . . . . . .  71
6.13   Collection of Monies . . . . . . . . . . . . . . . . . . . . . . .  71
6.14   Trustee To Act; Appointment of Successor . . . . . . . . . . . . .  72
6.15   Additional Remedies of Trustee Upon Event of Default . . . . . . .  73
6.16   Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . .  73

6.17   Notification to Holders  . . . . . . . . . . . . . . . . . . . . .  74
6.18   Directions by Certificateholders and Duties of
       Trustee During Event of Default  . . . . . . . . . . . . . . . . .  74
6.19   Action Upon Certain Failures of the Servicer
       and Upon Event of Default  . . . . . . . . . . . . . . . . . . . .  74

                                 ARTICLE VII

                           PURCHASE AND TERMINATION
                              OF THE TRUST FUND

7.1    Termination of Trust Fund Upon Repurchase
       or Liquidation of All Mortgage Loans . . . . . . . . . . . . . . .  75
7.2    Procedure Upon Termination of Trust Fund . . . . . . . . . . . . .  76
7.3    Additional Trust Fund Termination Requirements . . . . . . . . . .  77

                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

8.1    Limitation on Rights of Holders  . . . . . . . . . . . . . . . . .  78
8.2    Access to List of Holders  . . . . . . . . . . . . . . . . . . . .  79
8.3    Acts of Holders of Certificates  . . . . . . . . . . . . . . . . .  79

                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

9.1    Trustee To Retain Possession of Certain Documents  . . . . . . . .  81
9.2    Preparation of Tax Returns and Other Reports . . . . . . . . . . .  81
9.3    Release of Mortgage Files  . . . . . . . . . . . . . . . . . . . .  82

                                  ARTICLE X

                             REMIC ADMINISTRATION

10.1    REMIC Administration  . . . . . . . . . . . . . . . . . . . . . .  83
10.2    Prohibited Transactions and Activities  . . . . . . . . . . . . .  85
10.3    Indemnification with Respect to Certain Taxes
        and Loss of REMIC Status  . . . . . . . . . . . . . . . . . . . .  86

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

11.1    Binding Nature of Agreement; Assignment . . . . . . . . . . . . .  86
11.2    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  86
11.3    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
11.4    Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  88
11.5    Rule 144A Information . . . . . . . . . . . . . . . . . . . . . .  88
11.6    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  88
11.7    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
11.8    Severability of Provisions  . . . . . . . . . . . . . . . . . . .  89
11.9    Indulgences; No Waivers . . . . . . . . . . . . . . . . . . . . .  89
11.10   Headings Not To Affect Interpretation . . . . . . . . . . . . . .  89
11.11   Benefits of Agreement . . . . . . . . . . . . . . . . . . . . . .  89
11.12   Special Notices to the Rating Agencies. . . . . . . . . . . . . .  90
11.13   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .  91

                        ATTACHMENTS TO TRUST AGREEMENT

Exhibit A      Forms of Certificates
Exhibit B-1    Form of Trustee Initial Certification
Exhibit B-2    Form of Trustee Interim Certification
Exhibit B-3    Form of Trustee Final Certification
Exhibit B-4    Form of Endorsement
Exhibit C      Trust Receipt
Exhibit D-l(a) Residual Certificate Affidavit (U.S. Holder)
Exhibit D-l(b) Residual Certificate Affidavit (Foreign Holder)
Exhibit D-2(a) Transferee's Letter (U.S. Transferee)
Exhibit D-2(b) Transferee's Letter (Foreign Transferee)
Exhibit E      Servicing Agreement
Exhibit F      (Reserved)
Exhibit G      Form of Rule 144A Transfer Certificate
Exhibit H      Form of Purchaser's Letter for Institutional Accredited
               Investors
Exhibit I      Form of ERISA Transfer Affidavit
Schedule A     Mortgage Loan Schedule

     This TRUST AGREEMENT dated as of December 1, 1995 (the "Agreement") is by and between STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as trustee (the "Trustee").
                                                       -------

                            PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the "Seller"), and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The following tables set forth the Class designation, type, Pass-Through Rate, initial aggregate Certificate Principal Amount and Final Scheduled Distribution Date for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                Initial Certificate Principal  Final Scheduled Distribution

  Class Designation   Pass-Through Rate           Amount (1)                        Date
Class A                      (2)                      $195,223,841.00         December 25, 2026
Class B1                     (2)                         3,568,062.00         December 25, 2026
Class B2                     (2)                         1,529,169.00         December 25, 2026
Class B3                     (2)                         1,019,446.00         December 25, 2026
Class B4                     (2)                         1,835,003.00         December 25, 2026
Class B5                     (2)                           713,612.73         December 25, 2026
Class R                      (2)                               100.00         December 25, 2026

______________________
(1)  As of December 1, 1995.

(2)  Determined as provided herein.


     As of the Cut-Off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $203,889,233.73.

     In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

     Section 1.1  Definitions.  The following words and phrases, unless
                  -----------
the context otherwise requires, shall have the following meanings:

     "Accepted Servicing Practices" shall have the meaning assigned
      ----------------------------
thereto in the Servicing Agreement.

     "Accountant" means a person engaged in the practice of accounting who
      ----------
(except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     "Accrued Certificate Interest" means, with respect to any Class of
      ----------------------------
Certificates and any Distribution Date, one-twelfth of the product of the Pass-Through Rate and the outstanding Aggregate Certificate Principal Amount of such Class of Certificates immediately preceding such Distribution Date.

     "Additional Collateral" means any real or personal property (other
      ---------------------
than the related Mortgaged Property), securities, cash, instruments, contracts or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan.

     "Advance" means a P&I Advance or a Servicing Advance.
      -------

     "Affiliate" means, with respect to any specified Person, any other
      ---------
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Certificate Principal Amount" means the aggregate of the
      --------------------------------------
Certificate Principal Amounts of the Certificates at the date of determination. With respect to a Class of Certificates, Aggregate Certificate Principal Amount means the aggregate of the Certificate Principal Amounts of all Certificates of that Class on the date of determination.

     "Aggregate Principal Balance" means the aggregate of the Principal
      ---------------------------
Balances for all Mortgage Loans at the date of  determination.

     "Agreement" means this Trust Agreement and all amendments and
      ---------
supplements hereto.

     "Appraised Value" means the amount set forth in an appraisal of the
      ---------------
Mortgaged Property.

     "Assignment of Mortgage" means an assignment of the Mortgage, notice
      ----------------------
of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for
     --------  -------
determining whether any such assignment is in recordable form.

     "Authenticating Agent" means any authenticating agent appointed by
      --------------------
the Trustee pursuant to Section 6.10.

     "Authorized Officer" means any Person who may execute an Officer's
      ------------------
Certificate on behalf of the Depositor.

     "Available Distribution Amount" means, on any Distribution Date, the
      -----------------------------
sum of the following amounts:

          (1) the total amount of all cash received by the Servicer during the related Collection Period (or during the related Prepayment Period, in the case of Principal Prepayments) and deposited by the Servicer by the Remittance Date for such Distribution Date on the related Mortgage Loans (including proceeds of any Insurance Policy and any other credit support relating to the Mortgage Loans), plus all Advances required to be made by the Servicer for such Distribution Date, but not including:

               (a) all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

               (b) all Principal Prepayments received or identified by the Servicer after the related Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

               (c) Liquidation Proceeds and Insurance Proceeds received by the Servicer after the related Prepayment Period; and

               (d) all amounts due or reimbursable to the Servicer pursuant to the terms of this Agreement; and

          (2) any other payment required to be made by the Servicer or the Depositor or any other person with respect to such Distribution Date (including the Purchase Price with respect to any Mortgage Loan required to be repurchased, or sold pursuant to Article VII hereof by the Depositor, the Seller, or any other Person and the purchase price for any Converted Mortgage Loan).

     "Bankruptcy" means, as to any Person, the making of an assignment for
      ----------
the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     "Bankruptcy Loss Limit" means, as of the Cut-Off Date, $100,000,
      ---------------------
which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the Certificates.

     "Bankruptcy Losses" means (i) with respect to the Mortgage Loans,
      -----------------
Realized Losses arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of or Mortgaged Property under a Mortgage Loan, including without limitation any such loss arising from (a) the difference between (i) the principal amount that would have been due under the original scheduled payments of principal and interest due on the related Mortgage Loan and (ii) the value established in the relevant court with respect to such Mortgaged Property, including without limitation a Deficient Valuation, or (b) a Debt Service Reduction to the extent that the amount thereof will not ultimately be recovered from the Mortgagor.

     "Benefit Plan Opinion" means an Opinion of Counsel satisfactory to
      --------------------
the Depositor to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

     "Book-Entry Certificates" shall mean beneficial interests in
      -----------------------
Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.9; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates."

     "Business Day" means any day other than (i) a Saturday or a Sunday,
      ------------
(ii) a legal holiday in New York, New York or the city in which the Corporate Trust Office of the Trustee is located, or (iii) a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Certificate" means anyone of the certificates signed and
      ------------
countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

     "Certificate Account" means the account maintained by the Trustee in
      -------------------
accordance with the provisions of Section 4.4.

     "Certificateholder" has the meaning provided in the definition of
      -----------------
"Holder."

     "Certificate Owner" shall mean, with respect to a Book-Entry
      -----------------
Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal Amount" means, with respect to any
      ----------------------------
Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less the amount of all principal distributions previously made with respect to such Certificate and all Realized Losses allocated to such Certificate. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date.

     "Certificate Register" and "Certificate Registrar" mean the register
      --------------------       ---------------------
maintained and the registrar appointed pursuant to Section 3.2.

     "Class B Certificate" means any Class B1, Class B2, Class B3, Class
      --------------------
B4 or Class B5 Certificate.

     "Class Percentage" means, for each Class of Certificates, for each
      ----------------
Distribution Date, the percentage obtained by dividing the Aggregate Certificate Principal Amount of such Class immediately prior to such Distribution Date by the then Aggregate Certificate Principal Amount of all Certificates.

     "Clearing Agency" shall mean an organization registered as a
      ---------------
"clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank,
      ---------------------------
other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means December 28, 1995.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and as it
      ----
may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collection Account" means a separate account established and
      ------------------
maintained by the Trustee pursuant to Section 4.1.

     "Collection Period" means, with respect to any Distribution Date, the
      -----------------
period beginning on the 14th day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and ending on the 13th day of the month in which such Distribution Date occurs.

     "Conventional Loan" means a Mortgage Loan that is not insured by the
      -----------------
FHA or guaranteed by the VA.

     "Converted Mortgage Loan" means any Convertible Mortgage Loan with
      -----------------------
respect to which the Mortgagor has exercised its option to convert the Mortgage Rate from an adjustable to a fixed rate.

     "Convertible Mortgage Loans" means a Mortgage Loan pursuant to which
      --------------------------
the Mortgagor may elect to convert the Mortgage Rate from an adjustable rate to a fixed rate of interest.

     "Cooperative Loan" means a loan secured by a first lien against
      ----------------
shares issued by a cooperative apartment corporation and a Mortgagor's leasehold interest in a cooperative apartment located in the related building.

     "Cooperative Loan Documents" means, as to any Cooperative Loan with
      --------------------------
respect to which the related cooperative apartment is located in the City of New York, the related pledge and security agreement, stock certificate, proprietary lease, recognition agreement (if applicable), stock power and assignment of lease; as to any Cooperative Loan with respect to which the related cooperative apartment is located in the City of San Francisco, the related lessor's consent, lessor's estoppel certificate, leasehold deed of trust, security agreement, assignment of leases and rents and fixture filing, assignment of leasehold estate, title insurance, recognition agreement, financing statement and pledge and security agreement; as to any Cooperative Loan as to which the related cooperative apartment is located in the City of Boston, the related mortgage, pledge and security agreement, stock certificate, proprietary lease, recognition agreement (if applicable), stock power and assignment of lease.

     "Corporate Trust Office" means the principal corporate trust office
      ----------------------
of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Sixth and Marquette, Minneapolis,

Minnesota  55479, Attention:  Corporate Trust Services (SASCO 1995-4).

     "Credit Support Percentage" means, for any Class of Subordinate
      -------------------------
Certificates, and any Distribution Date, the sum of the Class Percentages of all Classes of Certificates, as applicable, which have higher numerical class designations than the Certificates of such Class.

     "Custodial Account" means an account maintained by the Servicer
      -----------------
pursuant to the Servicing Agreement into which it will deposit collections on the Mortgage Loans.

     "Cut-Off Date" means December 1, 1995.
      ------------

     "Cut-Off Date Aggregate Principal Balance" means, with respect to the
      ----------------------------------------
Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-Off Date, reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by Scheduled Payments of principal due after the Cut-Off Date but received by the Servicer on or before the Cut-Off Date.

     "Debt Service Reduction" means, with respect to any Mortgage Loan, a
      ----------------------
reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date thereon as a result of any proceeding under bankruptcy law or any similar proceeding.

     "Deficient Valuation" means, with respect to any Mortgage Loan, a
      -------------------
valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding under bankruptcy law or any similar proceeding.

     "Definitive Certificates" means Certificates of any Class issued in
      -----------------------
definitive, fully registered, certificated form.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased
      ---------------------
from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

     "Depositor" means Structured Asset Securities Corporation, a Delaware
      ---------
corporation having its principal place of business in New York, or its successors in interest.

     "Disqualified Organization" means either (i) the United States, (ii)
      -------------------------
any state or political subdivision thereof, (iii) any foreign government,
(iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     "Distribution Date" means the 25th day of each month or, if such day
      -----------------
is not a Business Day, the next succeeding Business Day, commencing in January 1996.

     "Due Date" means, with respect to a Mortgage Loan, the date on which
      --------
a Scheduled Payment is due under the related Mortgage Note. The Due Date for all of the Mortgage Loans is the first day of each month.

     "Due Period" means, with respect to any Distribution Date, the period
      ----------
commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     "Eligible Account" means either (i) an account or accounts maintained
      ----------------
with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) are rated "A-1+" by S&P and "F-1+" by Fitch and whose long-term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt or deposit obligations of such holding company) are rated at least "A" by Fitch, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

     "Eligible Investments" means any one or more of the following
      --------------------
obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

         (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) are rated, or the timely payment of principal and interest on which are fully and unconditionally guaranteed by a parent rated, "A-1+" by S&P and "F-1+" by Fitch and the long-term debt or deposit obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated, or the timely payment of principal and interest on which are fully and unconditionally guaranteed by a parent rated, at least "AA" by Fitch;

        (iii) repurchase agreements collateralized by Direct Obligations, GNMAs, FNMAs or FHLMCs with any registered broker/dealer subject to the Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated "F-1+" or "AAA" or better by Fitch and "A-1+" or "AAA" or better by S&P;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from S&P and Fitch, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of S&P and Fitch; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either S&P or Fitch;

          (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated "A-1+" by S&P and rated "F-1+" by Fitch;

         (vi)  a Qualified GIC;

        (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

       (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by Fitch and S&P or
     (B) that would not adversely affect the then current rating by the Rating Agencies of the Certificates;

provided, however, that no such instrument shall be an Eligible Investment
--------  -------
if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     "ERISA-Restricted Certificate" means any Class B Certificate.
      ----------------------------

     "Event of Default" means an event described in the Servicing
      ----------------
Agreement, which pursuant to such agreement is a default by the Servicer and entitles the Trustee to terminate such Servicer.


     "Excess Loss" means any Bankruptcy Loss, or portion thereof, in
      -----------
excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

     "FDIC" means the Federal Deposit Insurance Corporation or any
      ----
successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, a corporate
      -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     "Final Scheduled Distribution Date" means, with respect to each Class
      ---------------------------------
of Certificates, the date so designated in the Preliminary Statement hereto.

     "Fitch" means Fitch Investors Service, L.P., or any successor in
      -----
interest.

     "FNMA" means the Federal National Mortgage Association, a federally
      ----
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     "Fraud Loss" means any Realized Loss on a Mortgage Loan sustained by
      ----------
reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan.

     "Fraud Loss Limit" means, as of the Cut-Off Date, $2,038,892, which
      ----------------
amount shall be reduced (i) by the amount of Fraud Losses allocated to the Certificates; (ii) on the first, second, third, and fourth anniversaries of the Cut-Off Date, to an amount equal to the excess of 1% of the Cut-Off Date Balance of the Mortgage Loans over the cumulative amount of Fraud Losses allocated to the Certificates and (iii) on the fifth anniversary of the Cut-Off Date, to zero.

     "GNMA" means the Government National Mortgage Association, a wholly
      ----
owned corporate instrumentality of the United States within HUD.

     "Holder" or "Certificateholder" means the registered owner of any
      ------      -----------------
Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, any Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

     "HUD" means the United States Department of Housing and Urban
      ---
Development, or any successor thereto.

     "Independent" means, when used with respect to any Accountants, a
      -----------
Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Insurance Policies" means any standard hazard insurance policy,
      ------------------
flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

     "Insurance Proceeds" means amounts paid by the insurer under any
      ------------------
Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

     "Interest Accrual Period" means, with respect to any Distribution
      -----------------------
Date and any Class of Certificates, the one-month period beginning immediately following the end of the preceding Interest Accrual Period (or from the Cut-Off Date, in the case of the first Interest Accrual Period) and ending on the last day of the month preceding the month in which such Distribution Date occurs.

     "Interest Shortfall" means, with respect to any Class of Certificates
      ------------------
and any Distribution Date, any Accrued Certificate Interest (net of allocable Net Prepayment Interest Shortfalls) not paid with respect to a previous Distribution Date.

     "Intervening Assignments" means the original intervening assignments
      -----------------------
of the Mortgage, notice of transfer or equivalent instrument.

     "Lehman Capital" means Lehman Capital, a division of Lehman Brothers
      --------------
Holdings Inc.

     "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to
      ------------------------
which the Servicer had determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

     "Liquidation Proceeds" shall have the meaning assigned thereto in the
      --------------------
Servicing Agreement.

     "Loan-to-Value Ratio" means the Principal Balance of a Mortgage Note
      -------------------
as of the Cut-Off Date divided by the Original Value.

     "Material Defect" shall have the meaning set forth in Section 2.2(c)
      ---------------
hereof.

     "Mortgage" means a mortgage, deed of trust or other instrument
      --------
encumbering a fee simple interest in the real property, together with improvements thereto.

     "Mortgage File" means the mortgage documents listed in Section 2.1(b)
      -------------
pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

     "Mortgage Loan" means each Mortgage and the related notes or other
      -------------
evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to
Section 2.1 or Section 2.5, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     "Mortgage Loan Schedule" means the schedule attached hereto as
      ----------------------
Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time pursuant to Section 2.2.

     "Mortgage Note" means the note or other evidence of indebtedness
      -------------
evidencing the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     "Mortgage Rate" means, for any Mortgage Loan, the per annum rate at
      -------------
which interest accrues on such Mortgage Loan.

     "Mortgaged Property" means (x) the fee simple interest in real
      ------------------
property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) unless the context requires otherwise, the shares in a cooperative housing corporation, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     "Mortgagor" means the obligor on a Mortgage Note.
      ---------

     "Net Mortgage Rate" means, with respect to any Mortgage Loan, the
      -----------------
Mortgage Rate thereof reduced by the Servicing Fee Rate.

     "Net Prepayment Interest Shortfall" means, with respect to any
      ---------------------------------
Mortgage Loan and any Distribution Date, the excess, if any, of any related Prepayment Interest Shortfall for such date over any amount paid by the Servicer in respect of such shortfall.

     "Offering Document" means either of the prospectus supplement dated
      -----------------
December 18, 1995, together with the accompanying prospectus dated December 18, 1995, relating to the Class A, Class R, Class B1, Class B2 and Class B3 Certificates, or the private placement memorandum dated December 18, 1995 relating to the Class B4 and Class B5 Certificates.

     "Officer's Certificate" means a certificate signed by the Chairman of
      ---------------------
the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, reasonably
      ------------------
acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor or the Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of the REMIC.

     "Original Credit Support Percentage" means, with respect to the Class
      ----------------------------------
B1 Certificates, 2.50%; with respect to the Class B2

Certificates, 1.75%; with respect to the Class B3 Certificates, 1.25%; and with respect to the Class B4 Certificates, 0.35%.

     "Original Subordinate Principal Balance" means the aggregate
      --------------------------------------
Certificate Principal Amount of the Subordinate Certificates as of the Closing Date.

     "Original Value" means the lesser of (a) the Appraised Value of a
      --------------
Mortgaged Property at the time the related Mortgage Loan was originated and
(b) the purchase price paid for a Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated, in either case including the Appraised Value of exterior improvements to be completed on new construction Mortgaged Property that has not previously been occupied, which improvements were individually noted on the initial appraisal of the related Mortgaged Property and will be completed within 120 days of the disbursement of the related Mortgage Loan proceeds, which improvements do not exceed 15% of the Original Value of the related Mortgaged Property, without giving effect to this provision.

     "P&I Advance" means an advance of Scheduled Payments on a Mortgage
      -----------
Loan required to be advanced by the Servicer pursuant to the Servicing
Agreement.

     "Pass-Through Rate" means, with respect to any Distribution Date, a
      -----------------
per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Scheduled Principal Balances of such Mortgage Loans as of the beginning of the related Due Period.

     "Paying Agent" means any paying agent appointed pursuant to Section
      ------------
3.8.

     "Percentage Interest" means, with respect to any Certificate, the
      -------------------
percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Aggregate Certificate Principal Amount of all Certificates of the same Class.

     "Person" means any individual, corporation, partnership, joint
      ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Placement Agent" means Lehman Brothers Inc.
      ---------------

     "Plan Asset Regulations" means the Department of Labor regulations
      ----------------------
set forth in 29 C.F.R. 2510.3-101.

     "Prepayment Interest Shortfall" means, with respect to any full or
      -----------------------------
partial Principal Prepayment of a Mortgage Loan that occurs during a Prepayment Period, the difference between (i) the amount of interest that would have accrued on such Mortgage Loan if a full month's interest had been paid on such Mortgage Loan and (ii) the amount of interest that actually accrued on such Mortgage Loan for such Due Period.

     "Prepayment Period" means, with respect to any Distribution Date, the
      -----------------
calendar month preceding the month in which such Distribution Date occurs .

     "Principal Balance" means, with respect to any Mortgage Loan or
      -----------------
related REO Property, for any Due Date and the Due Period ending thereon, the principal balance of such Mortgage Loan (or, in the case of REO Property, the amount that would be the Principal Balance of the Mortgage Loan if the Mortgage Loan remained outstanding) on the first day of such Due Period (or, in the case of the first Due Period, the principal balance of the Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received), minus the sum of (a) the principal portion of the Scheduled Payment due during such Due Period that was received, (b) all Principal Prepayments, and all Insurance Proceeds, Liquidation Proceeds and net income from an REO Property to the extent identified and applied by the Servicer as recoveries of principal in accordance with the provisions hereof during the related Prepayment Period, which will be distributed pursuant to Section 5.2 on the next Distribution Date, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

     "Principal Distribution Amount" means, with respect to any
      -----------------------------
Distribution Date, the sum of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount.

     "Principal Prepayment" means any Mortgagor payment of principal or
      --------------------
other recovery of principal on a Mortgage Loan which is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan in accordance with the usual practices of the Servicer.

     "Proceeding" means any suit in equity, action at law or other
      ----------
judicial or administrative proceeding.

     "Purchase Price" means, with respect to the repurchase of a Mortgage
      --------------
Loan pursuant to Section 2.1, 2.2, 2.4, 2.5 or 2.7 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, plus (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the next Due Date of such Mortgage Loan. The Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan it services or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Servicer under the Servicing Agreement.

     "Qualified GIC" means a guaranteed investment contract or surety bond
      -------------
providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (a) be an obligation of an insurance company or other corporation whose long-term debt rating is rated "AAA" by S&P and Fitch or, if such insurance company has no long-term debt, whose claims paying ability is rated "AAA" by S&P and Fitch;

          (b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee may terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

          (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder: and

          (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

     "Qualified Insurer" means an insurance company duly qualified as such
      -----------------
under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated "AAA" by S&P and Fitch or whose selection as an insurer will not adversely affect the rating of the Certificates.

     "Qualifying Substitute Mortgage Loan" means, in the case of a
      -----------------------------------
Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has a Principal Balance not in excess of the Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Principal Balance of such
--------  -------
Mortgage Loan is less than the Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) if the total principal balance of Qualified Substitute Mortgage Loans in the Trust is less than 5% of the initial principal balance of the Mortgage Loans, has a remaining stated term to maturity within two years of that of the related Deleted Mortgage Loan and not longer than the latest Final Scheduled Distribution Date of any Class of Certificates outstanding; and (iv) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Principal Balance referred to in clause (i) above shall be determined on a loan-by-loan basis, (b) the rate referred to in clause (ii) above shall be determined on a loan-by-loan basis, (c) the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates and (d) the weighted average Loan-to-Value Ratio of the Mortgage Pool will not increase by more than 1.0%. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

     "Rating Agencies" means Fitch and S&P.
      ---------------

     "Realized Loss" means (a) with respect to each Liquidated Mortgage
      -------------
Loan, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date, minus
(iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation, and (b) with respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Principal Balance of the Mortgage Loan immediately prior to such Deficient Valuation and the Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to the liquidated Mortgage Loan, then to accrued unpaid interest and finally to the Principal Balance of the Mortgage Loan.

     "Record Date" means, with respect to a Distribution Date, the close
      -----------
of business on the last day of the month immediately preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

     "Regular Interest" means each Class of Certificates other than the
      ----------------
Residual Certificates.

     "REMIC" means each segregated pool of assets in the Trust Fund
      -----
designated as a REMIC pursuant to Section 10.1(a) hereof.

     "REMIC Provisions" means the provisions of the federal income tax law
      ----------------
relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date" means the day in each month on which Servicer is
      ---------------
required to remit payments to the account maintained by the Trustee, which shall be the 18th day of each month (or the first Business Day immediately following if such 18th day is not a business day).

     "REO Property" means a Mortgaged Property acquired by the Trust Fund
      ------------
through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     "Residual Certificate" means the Class R Certificate.
      --------------------

     "Responsible Officer" means, when used with respect to the Trustee,
      -------------------
any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department, or any other officer of the Trustee to whom a matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Certificate" means any Class B4 or Class B5 Certificate.
      ----------------------

     "S&P" means Standard & Poor's Rating Services, a division of the
      ---
McGraw-Hill Companies, Inc., or any successor in interest.

     "Sale and Assignment Agreement" means the agreement for the sale of
      -----------------------------
the Mortgage Loans by Lehman Capital to the Depositor and the assignment to the Depositor of the rights of Lehman Capital under the Servicing Agreement between Lehman Capital, as seller and assignor, and the Depositor, as purchaser and assignee.

     "Scheduled Payment" means each scheduled payment of principal and
      -----------------
interest or of interest only, to be paid by the Mortgagor on a Mortgage Loan (excluding all amounts of principal and interest that were due on or before the Cut-Off Date whenever received) and, in the case of an REO Property, means an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if the Mortgage Loan had remained in existence.

     "Scheduled Principal Balance" means (i) with respect to any Mortgage
      ---------------------------
Loan as of any Distribution Date, the Principal Balance of such Mortgage Loan at the close of business on the Cut-Off Date, less an amount equal to principal payments due after the Cut-Off Date and on or before the Due Date in the month in which such Distribution Date occurs, whether or not received from the Mortgagor or advanced by the Servicer, all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the Prepayment Period ending in the month prior to the month of such Distribution Date) and (ii) with respect to any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage
Loan).

     "Senior Certificate" means any Class A or Class R Certificate.
      ------------------

     "Senior Percentage" means, for any Distribution Date, the percentage
      -----------------
equivalent of a fraction the numerator of which is the aggregate Certificate Principal Amounts of the Senior Certificates immediately prior to such date and the denominator of which is the aggregate Certificate Principal Amounts of all Classes of Certificates immediately prior to such date.

     "Senior Prepayment Percentage" means, for any Distribution Date
      ----------------------------
occurring during the ten years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be the Senior Percentage plus the following percentage of the Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date; provided, however, that if on any of the foregoing Distribution Dates, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will once again equal 100% for such Distribution Date.

     Notwithstanding the foregoing, except as provided in the next succeeding paragraph, no decrease in the Senior Prepayment Percentage will occur if, as of the first Distribution Date as to which any such decrease applies, (i) more than an average of 2% of the dollar amount of all Scheduled Payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

     Notwithstanding the foregoing, if on any Distribution Date (i) the Subordinate Percentage equals at least twice the Subordinate Percentage for the first Distribution Date, (ii) cumulative Realized Losses with respect to the Mortgage Loans have not exceeded 30% of the Original Subordinate Principal Balance, and (iii) not more than an average of 2% of the dollar amount of all Scheduled Payments on the Mortgage Loans due in each of preceding twelve months were delinquent 60 days or more (including for this purpose any applicable Mortgage Loans in foreclosure and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence), then the Senior Prepayment Percentage for such Distribution Date will be as follows: (A) as to any Distribution Date prior to the third anniversary of the first Distribution Date, the sum of (i) the Senior Percentage for such Distribution Date and
(ii) 50% of the Subordinate Percentage for such Distribution Date; or (B) as to any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

     "Senior Principal Distribution Amount" means, for any Distribution
      ------------------------------------
Date, the sum of the following amounts:

          (i) the Senior Percentage for such date multiplied by the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period;

         (ii) the product of (a) the Senior Prepayment Percentage for such date and (b) the sum of the following amounts: (1) Principal Prepayments collected during the related Prepayment Period, (2) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

        (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the net Liquidation Proceeds allocable to principal and (b) the Senior Prepayment Percentage for such date multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

         (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

     "Servicer" means Boston Safe Deposit and Trust Company, as servicer
      --------
under the Servicing Agreement, or any successor in interest.

     "Servicing Advance" means an amount required or permitted to be
      -----------------
advanced by the Servicer under the Servicing Agreement other than a P&I
Advance.

     "Servicing Agreement" means the Mortgage Loan Sale, Warranties and
      -------------------
Servicing Agreement between the Servicer and Lehman Capital, dated as of December 1, 1995, attached hereto as Exhibit E.

     "Servicing Fee" shall have the meaning assigned thereto in the
      -------------
Servicing Agreement.

     "Servicing Fee Rate" means 0.0375% per annum.
      ------------------

     "Special Hazard Loss" means, with respect to the Mortgage Loans, (x)
      -------------------
any Realized Loss arising out of any direct physical loss or damage to a Mortgaged Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from (i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property.

     "Special Hazard Loss Limit" means, as of the Cut-Off Date,
      -------------------------
$4,858,898, which amount shall be reduced from time to time to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans; (ii) twice the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance, and (iii) the aggregate Scheduled Principal Balances of the Mortgage Loans secured by Mortgaged

Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of Mortgage Loans of any such postal zip code area and (b) the Special Hazard Loss Limit as of the Closing Date less the amount of Special Hazard Losses incurred since the Closing Date.

     "Startup Day" means the day designated as such pursuant to Section
      -----------
10.l(b) hereof.

     "Subordinate Certificate" means any Class B Certificate.
      -----------------------

     "Subordinate Class Percentage" means, for each Distribution Date and
      ----------------------------
any Class of Subordinate Certificates, the percentage obtained by dividing the Aggregate Certificate Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such date.

     "Subordinate Percentage" means, for any Distribution Date, the
      ----------------------
difference between 100% and the Senior Percentage for such Distribution Date.

     "Subordinate Prepayment Percentage" means, for any Distribution Date,
      ---------------------------------
the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

     "Subordinate Principal Distribution Amount" means, for any
      -----------------------------------------
Distribution Date, the sum of the following:

          (i) the Subordinate Percentage for such date multiplied by the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period;

         (ii) the product of (a) the Subordinate Prepayment Percentage for such date and (b) the sum of the following amounts: (1) Principal Prepayments collected during the related Prepayment Period, (2) all other unscheduled collections, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal received during the related Prepayment Period), and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

        (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (less amounts paid pursuant to subsection (iii) of the definition of "Senior Principal Distribution Amount"; and

         (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

     "Tax Matters Person" means "tax matters person" as defined in the
      ------------------
REMIC Provisions.

     "Termination Price" shall have the meaning provided in Section 7.1
      -----------------
hereof.

     "Title Insurance Policy" means a title insurance policy maintained
      ----------------------
with respect to a Mortgage Loan.

     "Trust Fund" means the corpus of the trust created pursuant to this
      ----------
Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Servicing Agreement, such amounts as shall from time to time be held in the Collection Account and the Certificate Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.1(a).

     "Trustee" means Norwest Bank Minnesota, N.A., or any successor in
      -------
interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee and such co-trustee, as the case may be.

     Section 1.2  Calculations Respecting Mortgage Loans.  Calculations
                  --------------------------------------
required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

     Section 1.3  Calculations Respecting Accrued Interest.  Accrued
                  ----------------------------------------
interest, if any, on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

                                  ARTICLE II

                            DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

     Section 2.1  Creation and Declaration of Trust Fund; Conveyance of
                  -----------------------------------------------------
Mortgage Loans.
--------------

     (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest due with respect to the Mortgage Loans after the Cut-Off Date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts and investments from time to time credited to and the proceeds of the Collection Account to the extent provided for in this Agreement, the Certificate Account to the extent provided for in this Agreement, all amounts and instruments from time to time credited to, the proceeds of, the Certificate Account and any REO Property, the exercise of the Trustee on behalf of itself or the Depositor of its rights under any Insurance Policies related to the Mortgage Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and Additional Collateral, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.2, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

     Concurrently with the execution and delivery of this agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Servicing Agreement, and delegates all of its obligations under Sections 2.02 and 2.03 thereof, which rights and interests have been assigned and which obligations have been delegated to the Depositor by Lehman Capital pursuant to the Sale and Assignment Agreement, to the Trustee. The Trustee hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Depositor under the Servicing Agreement as if, for such purpose, it were the Depositor.

     (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or to any Custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

          (i) The original Mortgage Note endorsed without recourse in proper form to the order of the Trustee (in each case, with all necessary intervening endorsements as applicable);

         (ii) With respect to any Mortgage Loan other than a Cooperative Loan, a duly executed Assignment of Mortgage;

        (iii) With respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage, pending delivery of the original thereof, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

         (iv) If applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument ("Intervening Assignment"), as may be necessary to show a complete chain of title to the Mortgage from the originator to the Trustee, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee and the Depositor that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

          (v) With respect to any Mortgage Loan other than a Cooperative Loan, the (i) attorney's opinion of title and abstract of title or (ii) original lender's Title Insurance Policy or a written commitment to issue such Title Insurance Policy or, in lieu thereof, other acceptable evidence of title;

         (vi) The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof;

        (vii) With respect to any Cooperative Loan, the original Cooperative Loan Documents; and

       (viii) The original additional collateral pledge and security agreement executed in connection with each pledge of Additional Collateral, assigned to the Trustee.

     The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

     (c)  Assignments of Mortgage shall be recorded; provided, however,
                                                     --------  -------
that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, recording in such other states is not required to protect the Trustee's interest in the related Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date, the Trustee, at the expense of the Depositor, shall cause to be properly recorded in each public recording office where the Mortgages are recorded each Assignment of Mortgage referred to in subsections (b)(ii) and (iv) above.

     (d) Subject to Section 2.5(c) hereof, if, within one year after the Closing Date, an Assignment of Mortgage referred to in subsections (b)(ii) and (iv) above, with evidence of the recording of the Trustee's interest thereon, or a certified copy of such recorded Assignment of Mortgage accompanied by an Opinion of Counsel that is Independent to the effect that the failure to obtain an original recorded Assignment of Mortgage will not adversely affect the Trustee's rights in the related Mortgage Loan, is not delivered to the Trustee, the Depositor shall either (i) repurchase the related Mortgage Loan at the Purchase Price or (ii) within the 90-day period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the related Mortgage Loan. The Depositor shall promptly notify the Rating Agencies of any repurchase by the Depositor pursuant to this subsection (d). The repurchase or substitution pursuant to this subsection
(d) shall constitute the sole recourse against the

Depositor available to the Certificateholders or the Trustee for failure of an Assignment of Mortgage to be recorded.

     (e) In instances where a Title Insurance Policy is required to be delivered to the Trustee under clause (b)(v) above and is not so delivered, the Depositor will provide (or cause the Servicer to provide) a copy of such Title Insurance Policy to the Trustee as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

     (f) For Mortgage Loans (if any) that have been prepaid in full after the Cut-Off Date and prior to the date of execution and delivery hereof, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to
Section 4.1 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

     Section 2.2  Acceptance of Trust Fund by Trustee: Review of
                  ----------------------------------------------
Documentation for Trust Fund.
----------------------------

     (a) The Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to the Trustee's review thereof under this Section
2.2. The Trustee will execute and deliver on the Closing Date the Initial Certification in the form annexed hereto as Exhibit B-1.

     (b) Within 45 days after the Closing Date, the Trustee will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.1 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor an Interim Certification in the form annexed hereto as Exhibit B-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.1(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Trustee shall have no responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (c) If the Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically
      ----
altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor. Within 90 days of its receipt of such notice from the Trustee, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected) or, if it does not cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. Within the 90-day period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.2, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.5. The failure of the Trustee to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.2 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

     (d) Prior to the first anniversary of the Closing Date, the Trustee shall deliver to the Depositor a Final Certification substantially in the form annexed hereto as Exhibit B-3 evidencing the completeness of the Mortgage Files in its possession or control.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     Section 2.3  Representations and Warranties of the Depositor.  The
                  -----------------------------------------------
Depositor hereby represents and warrants to the Trustee that:

          (a) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (b) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

          (c) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (d) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (e) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

          (f) upon delivery of the Mortgage Loans to the Trustee hereunder, as to each, that:

               (i) The information set forth with respect to each Mortgage Loan on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information respecting such Mortgage Loans on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

               (ii) Immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan free and clear of any and all liens, pledges, participations, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

              (iii) Each Mortgage evidences a valid, subsisting and enforceable first lien on the property therein described, and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage except for (1) liens for real estate taxes and special assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute,
          (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan or specifically described in the original lender's Title Insurance Policy or attorney's opinion of title and abstract of title issued with respect thereto, and (3) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid and subsisting first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

              (iv) Neither the Depositor nor any prior holder of any Mortgage has satisfied, cancelled or subordinated the Mortgage, in whole or in part, released the Mortgaged Property in whole or in part from the lien of such Mortgage, or executed any instrument of release, cancellation or satisfaction other than a partial release which has been effected so that the priority of the Mortgage is not prejudiced by any claim or potential claim of a junior lienholder. If a partial release has occurred, the original Loan-to-Value Ratio has not been materially adversely affected;

               (v) There are no defaults in complying with the terms of any Mortgage, and all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, if applicable, which previously became due and owing have been paid or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

              (vi) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended, or if the Mortgaged Property has been damaged it has been adequately repaired or restored;

             (vii) Either (A) each Mortgaged Property is free and clear of all mechanics' and materialmen's liens or other similar liens that are prior to or equal to the lien of the related Mortgage; or (B)
          (i) an attorney's opinion of title and abstract of title or (ii) a Title Insurance Policy affording, in substance, the same protection afforded by the warranty in the preceding clause will be furnished to the Trustee by the Depositor;

            (viii) Each Mortgaged Property (other than with respect to a Cooperative Loan) consists of a fee simple estate in real property. All of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction links of such property (and, if the related Mortgaged Property is a condominium unit, such improvements lie wholly within the project), except title exceptions which are insured against by a Title Insurance Policy furnished to the Trustee by the Depositor;

              (ix) Each Mortgage Loan meets or is exempt from applicable state or federal laws, regulations and other requirements pertaining to usury, and no Mortgage Loan is usurious;

               (x) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

              (xi) The originator of each Mortgage Loan was authorized to originate Mortgage Loans in the jurisdiction in which the related Mortgaged Property was located when such party originated such Mortgage Loan;

             (xii) All payments required to be made, up to and including the Due Date immediately preceding the Cut-Off Date, for each Mortgage Loan under the terms of the related Mortgage Note have been made, and no payment required to be made under any Mortgage Loan has been delinquent by more than thirty days within the twelve months preceding the Cut-Off Date;

            (xiii) Each Mortgage Note and the related Mortgage are genuine and each is the valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Depositor's knowledge, all parties to each Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage and each Mortgage Note and

          Mortgage has been duly and properly executed by the Mortgagor;

             (xiv) Any and all requirements of any federal, state or local law, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Note, have been complied with, and the Depositor shall deliver to the Trustee, upon demand, evidence of compliance with all such requirements;

              (xv) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement, except as provided in subsection (xvii) below, and as to disbursements of any required escrow funds therefor have been complied with or will have been complied with within 90 days of the Closing Date; to the best of the Depositor's knowledge, all costs, fees and expenses incurred by the originator of the Mortgage Loans in making, closing or recording the Mortgage Loans have been paid by the originator of the Mortgage Loans;

             (xvi) Each Mortgage Loan other than a Cooperative Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by, and is the valid and binding obligation of, a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage (subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and
          (3) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage). If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. With respect to any Title Insurance Policy, the originator is the named insured and the sole insured of such mortgagee Title Insurance Policy, the assignment to the Trustee of the originator's interest in such mortgagee Title Insurance Policy does not require the consent of or notification to the insurer, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such mortgagee Title Insurance Policy;

             (xvii) All improvements, including those to be completed within 120 days of the disbursement of the Mortgage Loan proceeds, securing each Mortgage Loan are insured against loss by fire and such hazards as are customarily covered under a standard extended coverage endorsement in the area where the related Mortgaged Property is located, in an amount which is not less than the outstanding principal balance of the Mortgage Loan or the replacement value of such improvements (when completed) securing such Mortgage Loan, whichever is less. If the Mortgaged Property is a condominium unit or cooperative apartment, it is included under the coverage afforded by a blanket policy or policies for the project. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property including any and all improvements to be completed within 120 days of the disbursement of the Mortgage Loan proceeds or (C) the maximum amount of insurance that was available under the Flood Disaster Protection Act of 1973. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

             (xviii)  (Reserved)

             (xix) No Mortgage Loan had a loan-to-value ratio at origination (or, if the Mortgage Loan has been the subject of a "significant modification" since origination, other than as a result of a default or reasonably foreseeable default, as of the date of modification) in excess of 125% (reducing the Original Value by the full amount of any lien that is prior to the lien of the Mortgage and by a pro rata portion of any lien that is on a par with the lien of the Mortgage, and including in "value" only the value of the real property (as defined in Prop. Treas. Reg. Section 1.860G-2 (a)) securing such Mortgage Loan) excluding the value of any property not yet built;

              (xx) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg.
          Section1.860G-2;

             (xxi) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration. To the best of the Depositor's knowledge, no foreclosure action is being threatened or commenced with respect to any Mortgage Loan;

             (xxii) No Mortgage Note is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note, or the exercise of any right thereunder, render such Mortgage Note unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

             (xxiii) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 231 of the National Housing Act;

            (xxiv) The Depositor knows of no condition or event with respect to any Mortgage Loan which reasonably would cause it to expect that such Mortgage Loan shall become delinquent or otherwise lose value;

             (xxv) Except as otherwise specified on Schedule A hereto, none of the Mortgage Loans are buydown mortgage loans;

            (xxvi) No Mortgage Loan requires the Mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage other than upon payment in full of the Mortgage Loan;

             (xxvii) The Servicer is required to repurchase each Converted Mortgage Loan at a price equal to the Purchase Price;

             (xxviii) Each Mortgage Loan provides for accrual of interest on the basis of a 360-day year consisting of twelve 30-day months; and

             (xxix) Each Mortgage on a Cooperative Loan evidences a valid, subsisting and enforceable first priority security interest in (i) shares issued by the related cooperative apartment corporation and
          (ii) a Mortgagor's interest in a cooperative apartment; and the value of such collateral at the time of origination or modification of the related Cooperative Loan is equal to at least 80% of the Principal Balance of such Cooperative Loan as of the Cut-Off Date.

     Section 2.4  Discovery of Breach.
                  -------------------
     (a) It is understood and agreed that the representations and warranties set forth in Section 2.3 survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by either the Depositor or the Trustee of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other party. Within 90 days of the discovery of breach with respect to the representations and warranties given to the Trustee, the Depositor shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the 90-day period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for a Mortgage Loan.

     (b) Notwithstanding anything to the contrary in this Agreement, if the Trustee or the Depositor shall discover at any time that a Mortgage Loan (including a Qualifying Substitute Mortgage Loan) is a defective obligation as described in any of the representations set forth in Section 2.3(f)(ii),
(iii) or (viii), or ceased to be a "qualified mortgage" because the applicable Index was not available and the Servicer was required by the terms of the Mortgage Loan to substitute an index that is not a qualifying index under the REMIC Provisions, then the party discovering such defect shall promptly, but in all events within 90 days of the discovery of such defect, notify the Depositor and the Depositor shall, within the 90-day period beginning with the discovery of the defect, either (a) cure such defect; (b) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan, if substitution would otherwise be permitted pursuant to this Agreement, or, subject to Section 2.5, repurchase such Mortgage Loan at the Purchase Price.

     Section 2.5  Repurchase, Purchase or Substitution of Mortgage Loans.
                  ------------------------------------------------------

     (a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Article II, or by the Servicer pursuant to the Servicing Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee at the Depositor's expense and shall be reasonably acceptable to the Trustee, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor must deliver to the Trustee the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.1(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.1(a); and (ii) the Depositor will be deemed to have made each of the representations and warranties set forth in
Section 2.3(f). As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee shall cause the Assignment of Mortgage with respect to such Qualifying Substitute Mortgage Loan to be recorded if required pursuant to the first sentence of Section 2.1(c).

     (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not
(A) affect adversely the status of the REMIC as a REMIC, or the Regular Interests as "regular interests" in the REMIC, or (B) cause the REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     Section 2.6 (Reserved)

     Section 2.7  Purchase of Converted Mortgage Loans.  The Trustee
                  ------------------------------------
acknowledges that, pursuant to the Servicing Agreement, the Servicer is obligated to purchase any Converted Mortgage Loan from the Trust Fund. In the event that the Servicer defaults on its obligation to purchase any Converted Mortgage Loan from the Trust Fund, the Trustee will attempt to sell such Converted Mortgage Loan, but only (i) at a price at which the Trust Fund would receive a net amount at least equal to the Repurchase Price specified in the Servicing Agreement and (ii) if the Trustee receives an Opinion of Counsel that such disposition of that Converted Mortgage Loan will not result in the imposition of a "prohibited transaction tax" on, or jeopardize the REMIC status of, the REMIC. Until sold at such price, a Converted Mortgage Loan will remain in the Trust Fund as a Mortgage Loan with the applicable fixed Mortgage Rate.

     Section 2.8  Grant Clause.  It is intended that the conveyance of the
                  ------------
Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law.
If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.


                                 ARTICLE III

                               THE CERTIFICATES

     Section 3.1  The Certificates.
                  ----------------

     (a) The Class A, Class B1, Class B2 and Class B3 Certificates will be issued in registered form in minimum denominations of $100,000 in Certificate Principal Amount and in integral multiples of $1 in excess thereof. The Class B4 and Class B5 Certificates will be issued in registered form in minimum denominations of $250,000 in Certificate Principal Amount and in integral multiples of $1,000 in excess thereof. The Residual Certificate will be issued as a single Certificate and maintained in physical, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates. The Class A Certificates will be Book-Entry Certificates and will be issued as provided in Section 3.9. Each Class of Certificates shall accrue interest at the Pass-Through Rate, if any, set forth thereon and shall be entitled to distributions of principal and interest as set forth herein.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.1. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

     Section 3.2  Registration.  The Trustee is hereby appointed, and
                  ------------
hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.6 and 6.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be
           --------  -------
relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.3  Transfer and Exchange of Certificates.
                  -------------------------------------

     (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.9 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in thereon and agrees that it will transfer such a Certificate only as provided herein.

     The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

          (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor, an affiliate (as defined in Rule 144(a)(1) under the 1933
     Act) of the Depositor or the Placement Agent or (y) being made by a transferor who has provided the Trustee with a Rule 144A Certificate in the form of Exhibit G hereto:

         (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if prior to transfer the transferor furnishes to the Trustee and the Depositor a letter of the transferee substantially in the form of Exhibit H hereto.

          (d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit I hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that
                                                  --------  -------
the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the
Code.   The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.


     (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

     (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization.

     Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the respective forms attached hereto as Exhibit D-l(a) (for a U.S. Holder) or Exhibit D-l(b) (for a foreign

Holder) representing and warranting that such transferee is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization (any such transferee, a "Permitted Transferee").
In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization or an agent or nominee acting on behalf of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization (or such agent or nominee) shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Class R Certificate to a Disqualified Organization or for the maturity of any payments due on such Class R Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.3(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization (or an agent or nominee thereof). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization (or an agent or nominee thereof) at the time it became a Holder or any subsequent time it became a Disqualified Organization all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         (i) In addition to the foregoing restrictions on transfer of a Residual Certificate, the Trustee or the Certificate Registrar will not register the transfer of a Residual Certificate unless (a) it has received a transferee letter either in the form attached as Exhibit D-2(a) or Exhibit D-2(b) hereto and (b) in the event that the transferee letter is in the form of Exhibit D-2(b) (a "Foreign Holder Letter"), it has received written evidence satisfactory to the Trustee or the Certificate Registrar that the transferor has paid or provided for payment of all taxes (including all accrued taxes on excess inclusion income) accrued on such Residual Certificate in accordance with the provisions set forth in Exhibit D-2(b), which written evidence shall include a copy of the applicable Forms 1066Q (or other applicable form prescribed by the Internal Revenue Service), to the extent that any such form has been filed, evidencing the amount of excess inclusion income for the periods during which the transferor held such Residual Certificate; (c) it has received the calculations and certifications described in paragraph (4) of Exhibit D-2(b) or paragraph (14) of Exhibit D-2(a), and in the event that the transferee letter is in the form of Exhibit D-2(b), the requirements set forth in paragraph 3(xi) thereof have been complied with to the satisfaction of the Trustee. Upon satisfaction of the foregoing requirements, the Trustee shall register the Residual Certificate in the name of the transferee on whose behalf the transferee letter is made and delivered (and not in the name of any nominee thereof).

     If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.3(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.3(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.3(f).

     (g) Each Holder of a Residual Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

     Section 3.4  Cancellation of Certificates.  Any Certificate
                  ----------------------------
surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

     Section 3.5  Replacement of Certificates.  If (i) any Certificate is
                  ---------------------------
mutilated and is surrendered to the Trustee or any Authenticating Agent or
(ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the

Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.5, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.5 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.6  Persons Deemed Owners.  Subject to the provisions of
                  ---------------------
Section 3.9 herein with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.1 and 5.6 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

     Section 3.7  Temporary Certificates.
                  ----------------------
     (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

     (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

     Section 3.8  Appointment of Paying Agent.  The Trustee may appoint a
                  ---------------------------
Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

     Section 3.9  Book-Entry Certificates.  Each Class of Book-Entry
                  -----------------------
Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.11. Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.11:

          (i) the provisions of this Section 3.9 shall be in full force and effect;

         (ii) the Depositor, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

        (iii) to the extent that the provisions of this Section 3.9 conflict with any other provisions of this Agreement, the provisions of this
     Section 3.9 shall control; and

         (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

     Section 3.10  Notices to Clearing Agency.  Whenever notice or other
                   --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

     Section 3.11  Definitive Certificates.  If (i)(A) the Depositor
                   -----------------------
advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Aggregate Certificate Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to

Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.


                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

     Section 4.1  Collection Account.
                  ------------------
     (a) On the Closing Date, the Trustee shall open and shall thereafter maintain an account held in trust (the "Collection Account") in the name of the Trustee, entitled "Norwest Bank Minnesota, N.A., as Trustee, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1995-4." The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

     (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trustee shall establish a new Collection Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

     (c) The Trustee shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-Off Date but received by the Trustee from the Servicer on or before the Cut-Off Date. Thereafter, the Trustee shall deposit or cause to be deposited in the Collection Account, on the Business Day following receipt, unless such deposit is made via automated clearing house, in which case such deposit shall occur within two Business Days of receipt, the amounts remitted by the Servicer and required to be deposited in Collection Account.

     (d) Funds in the Collection Account may (or shall, to the extent required by clause (ii) of the definition of "Eligible Account") be invested in Eligible Investments (selected by and at the written direction of the Trustee) which shall mature not later than the earlier of (a) the Business Day immediately preceding the next Distribution Date (except that if such Eligible Investment is an obligation of the Trustee or the Paying Agent, if other than the Trustee, and such Collection Account is maintained with the Trustee or the Paying Agent, if other than the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) or
(b) the day on which the funds in such Collection Account are required to be deposited into the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Trustee out of its own funds immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Custodial Accounts and payments in the nature of prepayment fees, late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account to the extent provided in the Servicing Agreement and may, if so provided in the Servicing Agreement, be retained by the Servicer as additional servicing compensation.

     Section 4.2  Application of Funds in the Collection Account.  The
                  ----------------------------------------------
Trustee may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Depositor or other applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by the Depositor pursuant to Section 2.1, 2.2, 2.4, 2.5 or any other provision hereof or purchased by any other applicable Person, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to itself from the Collection Account in which the proceeds of a particular Mortgage Loan are deposited any Advances, Servicing Fee and expenses to the extent specified in the definition of Purchase Price;

         (ii) to deposit monies into the Certificate Account in the amounts and in the manner provided for in Section 4.4;

        (iii) to make payment to itself and others pursuant to any provision of this Agreement;

         (iv)  to withdraw funds deposited in error in the Collection
     Account;

          (v)  to clear and terminate any Collection Account pursuant to
     Section 7.2; and

         (vi) to the extent provided in the Servicing Agreement, to reimburse a successor Servicer out of the Collection Account into which collections on the Mortgage Loan related to such expense relates (solely in its capacity as successor Servicer), for any fee or advance occasioned by a termination of the Servicer, and the assumption of such duties by the Trustee or a successor Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders.

     Section 4.3  Reports to Certificateholders.
                  -----------------------------

     (a) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Holder of Certificates a written report setting forth the following information, which information the Trustee will determine no later than two Business Days prior to the Distribution Date based on, with respect to the Mortgage Loans, data which the Servicer will provide to the Trustee or its designee no later than the Remittance Date:

          (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

         (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holder of each Class of Certificates allocable to interest;

        (iii) the amount, if any, of any distribution to the Holder of the Class R Certificate;

         (iv) the aggregate amount of any Advances made by or on behalf of the Servicer included in the amounts actually distributed to the Certificateholders;

          (v) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date, after giving effect to payments allocated to principal reported under clause (i) above;

         (vi) the Aggregate Certificate Principal Amount of each Class of Certificates as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Realized Losses:

        (vii) any Realized Losses realized with respect to the Mortgage Loans in the related Prepayment Period, stating separately the amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses;

       (viii) the amount of the Servicing Fee paid during the Due Period ending on the Due Date to which such distribution relates;

         (ix) the number and Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding
     (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the Business Day preceding the Due Date to which such distribution relates;

          (x) the deemed Principal Balance of each REO Property as of the close of business on the Business Day preceding the Due Date to which such distribution relates;

         (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the Distribution Date in such preceding month;

        (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Principal Balance of each

     Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

       (xiii)  (Reserved);

        (xiv) the aggregate outstanding Interest Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

         (xv) the Pass-Through Rate applicable to such Distribution Date with respect to each Class of Certificates;

        (xvi)  (Reserved);

       (xvii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed); and

      (xviii) any other "loan-level" information for any Mortgage Loans that are delinquent three or more months and any REO Property held by the Trust that is reported by the Servicer to the Trustee.

     In the case of information furnished pursuant to subclauses (i), (ii) and (viii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

     (b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided, to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Trustee
              --------  -------
shall be entitled to be reimbursed by such Certificateholder for such Trustee's actual expenses incurred in providing such reports and access.

     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to
Section 4.3(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.

     Section 4.4  Certificate Account.
                  -------------------

     (a) The Trustee shall establish and maintain in its name, as trustee, a special deposit trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

     (b) The Trustee shall cause to be deposited into the Certificate Account on the Business Day preceding each Distribution Date all amounts distributable to Certificateholders on such date pursuant to Article V. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

          (i) to withdraw amounts deposited in the Certificate Account in error;

         (ii) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below;

        (iii)  to make distributions to the Certificateholders pursuant to
     Article V; and

         (iv)  to clear and terminate the Certificate Account pursuant to
     Section 7.2.

     (c) The Trustee shall invest, or cause to be invested, funds held in the Certificate Account in Eligible Investments (which may be obligations of the Trustee). All such investments must mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such

Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds immediately as realized.


                                  ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

     Section 5.1  Distributions Generally.
                  -----------------------
     (a) Subject to Section 7.1(b) respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least three Business Days prior to the related Distribution Date to any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final
                   --------  -------
distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If the final payment of principal of a Residual Certificate is made at a time when other Classes of Certificates remain outstanding, such final payment of principal on such Residual Certificate will be made only upon presentation of such Certificate at the Corporate Trust Office of the Trustee for the notation on such Certificate that the principal amount of such Certificate has been paid in full. Notwithstanding such final payment of principal of any of the Certificates, the Residual Certificates will remain outstanding until the termination of the REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificates will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee or at the office of the New York Presenting Agent. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

     (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts.

     Section 5.2  (Reserved)

     Section 5.3  (Reserved)

     Section 5.4  (Reserved)

     Section 5.5  (Reserved)

     Section 5.6  Distributions from the Certificate Account.
                  ------------------------------------------

     (a) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Available Distribution Amount and shall distribute such amount to the Holders of record of each Class of Certificates as follows:

          (i) to each Class of Senior Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated between such Classes in proportion to the amount of Accrued Certificate Interest (as so reduced) otherwise distributable thereon;

         (ii) to each Class of Senior Certificates, any related Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated between such Classes in proportion to the Interest Shortfall for each such Class on such Distribution Date;

        (iii) to the Class A Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, the Senior Principal Distribution Amount, until the Aggregate Certificate Principal Amount of such Class has been reduced to zero;

         (iv) to the Class R Certificate, in reduction of the Aggregate Certificate Principal Amount thereof, the remaining Senior Principal Distribution Amount, until the

     Aggregate Certificate Principal Amount of such Class has been reduced to zero;
                                    58

          (v) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date;

         (vi) to the Class B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

        (vii) to the Class B1 Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.6(b);

       (viii) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date;

         (ix) to the Class B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

          (x) to the Class B2 Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.6(b);

         (xi) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date;

        (xii) to the Class B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

       (xiii) to the Class B3 Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.6(b);

        (xiv) to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date;

         (xv) to the Class B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

        (xvi) to the Class B4 Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.6(b);

       (xvii) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's pro rata share (determined on the basis of Accrued Certificate Interest otherwise distributable thereon) of any Net Prepayment Interest Shortfalls for such Distribution Date;

      (xviii) to the Class B5 Certificates, any Interest Shortfall for such Class on such Distribution Date; and

        (xix) to the Class B5 Certificates, in reduction of the Aggregate Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.6(b).

     (b) (i) If on any Distribution Date the Credit Support Percentage for the Class B1 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.6(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made to the Class B2, Class B3, Class B4 or Class B5 Certificates on such Distribution Date. (ii) If on any Distribution Date the Credit Support Percentage for the Class B2 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.6(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made to the Class B3, Class B4 or Class B5 Certificates on such Distribution Date. (iii) If on any Distribution Date the Credit Support Percentage for the Class B3 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.6(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal

Distribution Amount will be made to the Class B4 or Class B5 Certificates on such Distribution Date. (iv) If on any Distribution Date the Credit Support Percentage for the Class B4 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.6(a), no distribution of amounts described in clauses
(ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made to the Class B5 Certificates on such Distribution Date.

     Any amount not distributed to any Classes of Subordinate Certificates on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining Classes of Subordinate Certificates in proportion to their respective Aggregate Certificate Principal Amounts.

     Section 5.7  (Reserved)

     Section 5.8  Allocation of Realized Losses.  On each Distribution
                  -----------------------------
Date, Realized Losses of principal shall be allocated to and reduce the Certificate Principal Amount of, first, the Class B5, Class B4, Class B3, Class B2 and Class B1 Certificates, in that order, in each case until the Certificate Principal Amount of such Class has been reduced to zero; and second, the Senior Certificates, pro rata based upon their respective Aggregate Certificate Principal Amounts; provided, however, that the principal portion of any Excess Loss shall be allocated among all Classes of Certificates, pro rata, on the basis of the respective Aggregate Certificate Principal Amounts thereof.

     Section 5.9  (Reserved)

     Section 5.10  (Reserved)

     Section 5.11  Trustee Advances.  In the event that the Servicer fails
                   ----------------
for any reason to make an Advance required to be made by it pursuant to the Servicing Agreement on or before the Remittance Date, the Trustee shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by such Servicer with respect to such Distribution Date; provided, however, that
                   --------  -------
the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for

Advances made by it pursuant to this Section 5.11 as if it were the Servicer.


                                  ARTICLE VI

                  CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

     Section 6.1  Duties of Trustee.
                  -----------------
     (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Trustee is acting as Servicer, in which case it shall use the same degree of care and skill as the Servicer under the Servicing Agreement.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, to the Trustee pursuant to this Agreement.

     (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                                              --------  -------

          (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in
     Section 6.19 hereof;

         (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Servicing Advances) or (ii) to furnish information to the Trustee when required to do so by the Servicing Agreement) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

        (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

         (iv) The Trustee shall not be responsible for any act or omission of the Servicer performed or omitted in compliance with the Servicing Agreement.

     (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

     (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     Section 6.2  Certain Matters Affecting the Trustee.  Except as
                  -------------------------------------
otherwise provided in Section 6.1:

          (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

        (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Aggregate Certificate Principal Amount of each Class of Certificates; provided, however, that, if the
                            --------  -------
payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment provided that the Trustee shall continue to be responsible for its duties and obligations hereunder.

     Section 6.3  Trustee Not Liable for Certificates.  The Trustee makes
                  -----------------------------------
no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any

Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account or any other fund or account maintained with respect to the Certificates.

     Section 6.4  Trustee May Own Certificates.  The Trustee and any
                  ----------------------------
Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

     Section 6.5  Eligibility Requirements for Trustee.  The Trustee
                  ------------------------------------
hereunder shall at all times be (i) an institution insured by the FDIC and
(ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.6.

     Section 6.6  Resignation and Removal of Trustee.
                  ----------------------------------

     (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) The Holders of more than 50% of the Aggregate Certificate Principal Amount of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Sect ion.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.7.

     Section 6.7  Successor Trustee.
                  -----------------
     (a) Any successor trustee appointed as provided in Section 6.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and documents and statements related to each Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.5.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the Depositor.

     Section 6.8  Merger or Consolidation of Trustee.  Any Person into
                  ----------------------------------
which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 6.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.9  Appointment of Co-Trustee, Separate Trustee or
                  ----------------------------------------------
Custodian.
---------

     (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Aggregate Certificate Principal Amount of each Class of Certificates shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however,
             --------  -------
that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.11 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

         (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

        (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

         (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Certificate Principal Amount of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.5 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.7 hereof.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

     Section 6.10  Authenticating Agents.
                   ---------------------

     (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

     Section 6.11  Indemnification of Trustee.  The Trustee and its agents
                   --------------------------
shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding and incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

         (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

        (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

     The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     Section 6.12  Fees and Expenses of Trustee.  The Trustee shall be
                   ----------------------------
entitled to receive, and is authorized to pay to itself the amount of income or gain earned from the investment of funds in the Certificate Account and the Collection Account. The Trustee shall be entitled to reimbursement of any non-ordinary or non-routine expense referred to in Section 6.11 or 10.1(c)(i) from either the Collection Account or the Certificate Account. The provisions of this Section 6.12 shall survive any termination of this Agreement.

     Section 6.13  Collection of Monies.  Except as otherwise expressly
                   --------------------
provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Servicer, the Trustee shall request the Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

     Section 6.14  Trustee To Act; Appointment of Successor.
                   ----------------------------------------
     (a) On and after the time the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to the applicable provision of the Servicing Agreement, the Trustee, unless another servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer under the applicable Servicing Agreement, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by a Servicing Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer hereunder, including the applicable portion of the related Servicing Fee.

     (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicer or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the Servicing Agreement, as the successor to such Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor Servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth
                                                       --------  -------
requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of
       --------  -------
that permitted to the Servicer. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the servicing functions and providing the Trustee and successor servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Servicer's functions hereunder and the transfer to the Trustee or such successor servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) to cooperate as required by this Section, (iii) to deliver the Mortgage Loan data to the Trustee as required by Section 4.3 or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

     Section 6.15  Additional Remedies of Trustee Upon Event of Default.
                   ----------------------------------------------------
During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.15, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 6.16  Waiver of Defaults.  35% of the Aggregate Certificate
                   ------------------
Principal Amount of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations under the Servicing Agreement except that a default in the making of any required deposit to the Collection Account which would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.
No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 6.17  Notification to Holders.  Upon termination of the
                   -----------------------
Servicer or appointment of a successor Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the affected Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to affected Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     Section 6.18  Directions by Certificateholders and Duties of Trustee
                   ------------------------------------------------------
During Event of Default.  Subject to the provisions of Section 8.1 hereof,
-----------------------
during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Principal Amount of each Class of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no
           --------  -------
obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided
                         --------
further, that, subject to the provisions of Section 8.1, the Trustee shall
-------
have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 6.19  Action Upon Certain Failures of the Servicer and Upon
                   -----------------------------------------------------
Event of Default.  In the event that the Trustee shall have actual
----------------
knowledge of any failure of the Servicer, which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Servicer or any other Event of Default unless notified thereof in writing by the Servicer or by a Certificateholder.


                                 ARTICLE VII

                           PURCHASE AND TERMINATION
                              OF THE TRUST FUND

     Section 7.1  Termination of Trust Fund Upon Repurchase or Liquidation
                  --------------------------------------------------------
of All Mortgage Loans.
---------------------

     (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.2), shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the sale of the property held by the Trust Fund in accordance with
Section 7.1(b); provided, however, that in no event shall the Trust
                     --------  -------
Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of the REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

     (b) On any Distribution Date occurring after the date on which the Scheduled Principal Balance of the Mortgage Loans is less than 5% of the Cut-Off Date Aggregate Principal Balance, the Depositor may cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.3(a)(i) hereof to sell all of its property. The property of the Trust Fund shall be sold at a price (the "Termination Price") equal to: (i) 100%
                      -----------------
of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by the REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Servicer and the Trustee. If on such Distribution Date the Depositor does not exercise its option to cause the Trust Fund to sell all of its property as described above, the holder of the Class R Certificates may do so on any subsequent Distribution Date, in accordance with the provisions of this Section 7.1(b).

     Section 7.2  Procedure Upon Termination of Trust Fund.
                  ----------------------------------------

     (a) Notice of any termination pursuant to the provisions of Section 7.1(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than the later of five Business Days after the Trustee has received notice from the Depositor or the Class R Certificateholder of their intent to exercise their right to cause the termination of the Trust Fund pursuant to Section 7.1(b) or the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

     (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Mortgage Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

     Section 7.3  Additional Trust Fund Termination Requirements
                  ----------------------------------------------

          (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section
7.3 will not (i) result in the imposition of taxes on the REMIC under the REMIC Provisions or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 89 days prior to the time of the making of the final payment on the Certificates, the Trustee (upon notification by the Depositor or the Class R Certificateholder that they intend to exercise their option to cause the termination of the Trust Fund) shall adopt a plan of complete liquidation of the Trust Fund on behalf of the REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

               (ii) The sale of the assets of the Trust Fund pursuant to
     Section 7.2 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

               (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holder of the Class R Certificate all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and the REMIC) shall terminate at that time; and

               (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holder of Class R Certificate be made after the 89th day from the date on which the plan of complete liquidation is adopted.

          (b) By its acceptance of the Class R Certificate, the Holder thereof hereby (i) authorizes the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the Trust Fund and (ii) agrees to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust Fund, which authorization shall be binding upon all successor Class R Certificateholders.


                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

     Section 8.1  Limitation on Rights of Holders.
                  -------------------------------

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Principal Amount of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the

Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.2  Access to List of Holders.
                  -------------------------
     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If three or more Holders (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the

Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 8.3  Acts of Holders of Certificates.
                  -------------------------------
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the

Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 9.1  Trustee To Retain Possession of Certain Documents.
                  -------------------------------------------------
Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement; provided, that documents relating to Additional Collateral may be held by a custodian on behalf of the Trustee.

     Section 9.2  Preparation of Tax Returns and Other Reports.
                  --------------------------------------------
     (a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon the information furnished by the Servicer or calculated by the Trustee in accordance with this Agreement pursuant to instructions given by the Depositor, and shall file federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund and shall forward copies to the Depositor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and disseminate to Certificateholders Form 1099s (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

     (b) The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application on IRS Form SS-4.

     (c) The Depositor shall prepare or cause to be prepared, the initial monthly current reports on Form 8-K and thereafter the Trustee shall prepare or cause to be prepared monthly current reports on Form 8-K on behalf of the Trust Fund, as may be required by applicable law, based upon information supplied by each Servicer, and the Depositor will forward a copy of its initial such report to the Trustee.

     (d) The Trustee will prepare or cause to be prepared Form 10-Ks and Form 10-Qs (if necessary) on behalf of the Trust Fund, as may be required by applicable law, for filing with the

Securities and Exchange Commission. The Depositor agrees to use its best efforts to seek an exemption (if such an exemption is required) from continuing filing requirements after the period during which such filings are required under the Securities Exchange Act of 1934.

     Section 9.3  Release of Mortgage Files.
                  -------------------------
          (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Trustee pursuant to Section 4.1 have been or will be so deposited) of a Servicing Officer and shall request the Trustee to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a

Servicing Officer similar to that specified above, the trust receipt shall be released by the Trustee to the Servicer.

          (c) The Trustee covenants and agrees that it will comply with all relevant laws and regulations governing the custody, processing, release and delivery of the Mortgage Loan documents within its possession or control.


                                  ARTICLE X

                             REMIC ADMINISTRATION

     Section 10.1  REMIC Administration.
                   --------------------
     (a) An election will be made (by the Trustee on behalf of the REMIC defined below) to treat the Trust Fund as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of such election, the Regular Interests shall be designated as the "regular interests" in the REMIC and the Class R Certificate shall be designated as the "residual interest" in the REMIC.

     (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of section 86OG(a)(9) of the Code.

     (c) The Trustee shall pay any and all tax related expenses (not including taxes) of the REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer).

     (d) The Trustee shall prepare, sign, and file all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

     (e) The Trustee or its designee shall perform on behalf of the REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (f) The Trustee and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of the REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of the Class R Certificate shall take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an ""Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to the REMIC or the assets therein, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Class R Certificate will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and no such Person shall take any such action or cause the REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

     (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on the REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by the Class R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in the REMIC pursuant to
Article V, as the case may be.

     (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to the REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans if permitted by the Servicing Agreement.

     (j) The Trustee shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services.

     Section 10.2  Prohibited Transactions and Activities.  Neither the
                   --------------------------------------
Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the REMIC as a REMIC or of the applicable Regular Interests as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause the REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 10.3  Indemnification with Respect to Certain Taxes and Loss
                   ------------------------------------------------------
of REMIC Status.
---------------

     In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such
                                                    --------  -------
Losses attributable to the action or inaction of the Depositor, or the Holder of the Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any actions or omission which is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

     Section 11.1  Binding Nature of Agreement; Assignment.  This
                   ---------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 11.2  Entire Agreement.  This Agreement contains the entire
                   ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 11.3  Amendment.
                   ---------
     (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions, with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions.
No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment affected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

     (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of not less than 66-2/3% of the Aggregate Certificate Principal Amount of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC as a REMIC or cause a tax to be imposed on the REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans, which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Aggregate Certificate Principal Amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Aggregate Certificate Principal Amount of each Class of Certificates affected thereby.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

     (d)  It shall not be necessary for the consent of Holders under this
Section 11.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 11.4  Voting Rights.  Except to the extent that the consent
                   -------------
of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount, Certificates owned by the Depositor or the Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor or the Servicer.

     Section 11.5  Rule 144A Information.  For so long as any of the
                   ---------------------
Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

     Section 11.6  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 11.7  Notices.  All demands, notices and communications
                   -------
hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey

Street, New York, New York 10285, Attention: President, and (b) in the case of the Trustee, Sixth and Marquette, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services (SASCO 1995-4), or as to each party such other address as may hereafter be furnished by such Party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 11.8  Severability of Provisions.  If any one or more of the
                   --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.9  Indulgences; No Waivers.  Neither the failure nor any
                   -----------------------
delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 11.10  Headings Not To Affect Interpretation.  The headings
                    -------------------------------------
contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 11.11  Benefits of Agreement.
                    ---------------------

          (a) Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in paragraph (b) of this Section 11.11.

          (b) Not withstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Servicer receive the benefit of the provisions of Section 9.3 hereof and of this Section 11.11 as an intended third party beneficiary of this Agreement to the extent of such provisions. The Trustee shall have the same obligations to the Servicer under Section 9.3 hereof as if the Servicer were a party to this Agreement, and the Servicer shall have the same rights and remedies to enforce the provisions of Section 9.3 hereof and this Section 11.11 as if the Servicer were a party to this Agreement.

     Section 11.12  Special Notices to the Rating Agencies.
                    --------------------------------------

          (a) The Depositor shall give, prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

                    (i)  any amendment to this Agreement pursuant to Section
          11.3;

                    (ii) the appointment of any successor to any Servicer pursuant to Section 6.14; and

                   (iii) the making of a final payment pursuant to Section
          7.2.

          (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

     If to Fitch, to:

     Fitch Investors Services, L.P.
     One State Street Plaza
     New York, New York 10004
     Attention:  Residential Mortgage Group;

     If to S&P, to:

     Standard & Poor's Ratings Services
     26 Broadway, 15th floor
     New York, New York 10004
     Attention: Residential Mortgages

          (c) The Trustee shall deliver to the Rating Agencies reports prepared pursuant to Section 4.03.

     Section 11.13  Counterparts.  This Agreement may be executed in one
                    ------------
or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                              STRUCTURED ASSET SECURITIES
                              CORPORATION, as Depositor


                              By: /s/ Michael J. O'Hanlon
                                  -----------------------------


                                 Name:  Michael J. O'Hanlon
                                 Title: Chairman of the Board


                              NORWEST BANK MINNESOTA, N.A.,
                              as Trustee


                              By: /s/ Michael L. Mayer
                                  -----------------------------
                                 Name:  Michael L. Mayer
                                 Title: Vice President



For purposes of Sections 9.3 and 11.11;
accepted and agreed to by:


BOSTON SAFE DEPOSIT AND TRUST COMPANY


By: /s/ Barbara Wennerholm
    ----------------------------
   Name:  Barbara Wennerholm
   Title: Vice President

                                 EXHIBIT B-1
                                -----------

                    FORM OF TRUSTEE INITIAL CERTIFICATION



                                        -----------------
                                             Date


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285


     RE:  Trust Agreement (the "Trust Agreement"), dated as of December 1,
                                ---------------
1995 between Structured Asset Securities Corporation, as Depositor, and Norwest Bank Minnesota, N.A., as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1995-4


Ladies and Gentlemen:

     In accordance with Section 2.2(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it has received the documents listed in Section 2.1(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of
Section 2.2 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.


                              NORWEST BANK MINNESOTA, N.A.,
                              as Trustee


                              By: ________________________
                                  Name:
                                  Title:

                                 EXHIBIT B-2
                                -----------

                    FORM OF TRUSTEE INTERIM CERTIFICATION



                                        --------------------
                                             (date)


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     RE: Trust Agreement (the "Trust Agreement"), dated as of December 1, 1995 between Structured Asset Securities Corporation, as Depositor and Norwest Bank Minnesota, N.A., as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1995-4

Ladies and Gentlemen:

     In accordance with Section 2.2(b) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received:

          (i) the original Mortgage Note endorsed at the direction of the Seller and the Depositor by the originator without recourse to the Trust Agreement to the order of the Trustee;

          (ii) with respect to any Mortgage Loan other than a Cooperative Loan, an original or certified copy of the duly executed assignment from the originator to the Trustee of the Mortgage;

         (iii) with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon; or, if, in connection with any Mortgage Loan, the Depositor (or the Servicer or any of its correspondents, at the direction of the Seller and the Depositor) cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor (or the Servicer or its correspondents or the Servicer, at the direction of the Seller and the Depositor) shall deliver or cause to be delivered to the Trustee a photocopy of such

Mortgage (certified by the Servicer or its correspondents to be a true and complete copy);

          (iv) if applicable, the original intervening assignments ("Intervening Assignments"), as may be necessary to show a complete chain of title to the Mortgage from the originator to the Trustee at the direction of the Seller and the Depositor;

          (v) with respect to any Mortgage Loan other than a Cooperative Loan, the original lender's Title Insurance Policy or a written commitment to issue such Title Insurance Policy or, in lieu thereof, a copy of an attorney's title opinion, certificate or other evidence of title;

         (vi) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans (as and to the extent of those Mortgage Loans specifically identified by the related Servicer to be subject to any assumption, modification or substitution pursuant to clause
(C) of Section 2.2(b) of the Trust Agreement) or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement;

        (vii) with respect to any Cooperative Mortgage Loan, the original Cooperative Loan Documents; and

       (viii) the original additional collateral pledge and security agreement executed in connection with each pledge of Additional Collateral, assigned to the Trustee.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.2(b).


                              NORWEST BANK MINNESOTA, N.A.,
                              as Trustee


                              By:_______________________________
                                 Name:
                                 Title:

                                 EXHIBIT B-3
                                -----------

                     FORM OF TRUSTEE FINAL CERTIFICATION



                                        ----------------------
                                               (Date)


Structured Asset Securities Corporation
200 Vesey Street


New York, New York 10285

     Re: Trust Agreement (the "Trust Agreement"), dated as of December 1, 1995 between Structured Asset Securities Corporation, as Depositor and Norwest Bank Minnesota, N.A., as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1995-4

Ladies and Gentlemen:

     In accordance with Section 2.2(d) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received:

          (i) the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee;

         (ii) with respect to any Mortgage Loan other than a Cooperative Mortgage Loan, a duly executed Assignment of Mortgage;

        (iii) with respect to any Mortgage Loan other than a Cooperative Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon; or, if, in connection with any Mortgage Loan, the Depositor (or the Servicer or any of its correspondents, at the direction of the Seller and the Depositor) cannot deliver the Mortgage with evidence of recording thereon because such Mortgage has been lost, the Depositor (or the Servicer or its correspondents, at the direction of the Seller and Depositor) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage (certified by the Servicer or its correspondents to be a true and correct copy) together with a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

         (iv) if applicable, such original intervening assignments ("Intervening Assignments"), as may be necessary to show a complete chain of title to the Mortgage from the originator to the Trustee at the direction of the Seller and the Depositor; or, as to any such Intervening Assignment which cannot be delivered because such Intervening Assignment has been lost, a written Opinion of Counsel acceptable to the Trustee and the Depositor that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans.

          (v) with respect to any Mortgage Loan other than a Cooperative Loan, the original lender's Title Insurance Policy or a written commitment to issue such Title Insurance Policy or, in lieu thereof, a copy of such Title Insurance Policy;

         (vi) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans (as and to the extent of those Mortgage Loans specifically identified by the Servicer to be subject to any assumption, modification or substitution pursuant to clause (C) of
Section 2.2(b) of the Trust Agreement);

        (vii) with respect to any Cooperative Mortgage Loan, the original Cooperative Loan Documents; and

       (viii) the original additional collateral pledge and security agreement executed in connection with each pledge of Additional Collateral, assigned to the Trustee.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                              NORWEST BANK MINNESOTA, N.A.,
                              as Trustee


                              By:________________________________
                                 Name:
                                 Title:

                                 EXHIBIT B-4
                                -----------

                             FORM OF ENDORSEMENT

     Pay to the order of Norwest Bank Minnesota, N.A., as trustee (the "Trustee") under a Trust Agreement, dated as of December 1, 1995, between Structured Asset Securities Corporation, as Depositor, and the Trustee relating to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1995-4, without recourse.


                              __________________________________
                              (current signatory on note)


                              By:_______________________________
                                 Name:
                                 Title:

                                  EXHIBIT C
                                 ---------

                                TRUST RECEIPT



                                        ----------------------
                                               (Date)


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, MN  55479

     In connection with the administration of the mortgages held by you as
Trustee under a certain Trust Agreement dated as of                 1, 199
                                                                          _
                                                    ---------------
___________________________________________________________________
  between Structured Asset Securities Corporation, as Depositor, and you, as
_
Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

     Mortgagor's Name:


     Address:

     Loan No.:

     Reason for requesting file:

     1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

     2. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

     3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

     4. The Mortgage Loan is being foreclosed.

     5. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.


                              __________________________________
                              (Name of Servicer)


                              By:_______________________________
                                 Name:
                                 Title: Servicing Officer

                                EXHIBIT D-1(a)
                               --------------

                                (U.S. Holder)

                  RESIDUAL CERTIFICATE AFFIDAVIT PURSUANT TO
             SECTION 860E(e) OF THE INTERNAL REVENUE CODE OF 1986

     Re:  Structured Asset Securities Corporation
          Mortgage Pass-Through Certificates

STATE OF       )
               ) ss.:
COUNTY OF      )

     I,                                   , under penalties of perjury,


        ----------------------------------
declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say:

     1.   That I am the                              of
                                                        ___________________
                        ----------------------------
____________________________________________________
    (the "Investor"), whose taxpayer identification number is
___

          , on behalf of which I have the authority to make this
----------
affidavit.

     2. That the Investor is acquiring a Residual Certificate, which Residual Certificate represents a residual interest in a pool of Mortgage Loans and certain other interests comprising the Trust Fund established by Structured Asset Securities Corporation (the "Depositor") to secure its Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 199 - , for which pool a real estate mortgage
          - -
investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     3. That no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment on collection of federal income tax.

     4. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or (iii) any rural telephone or electrical service cooperative described in Section1381(a)(2)(C) of the Code.

     5. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

     6. That the Investor (i) is not a plan that is subject to the Department of Labor regulations set forth in 29 C.F.R. Section2510.3-101 (the "Plan Asset Regulations") or (ii) has provided a "Benefit Plan Opinion" to The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee to the effect that the proposed transfer will not (a) cause the assets of the REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (b) give rise to a fiduciary duty on the part of the Depositor or the Trustee.

     7. That the Investor is a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Residual Certificate, and is not holding the Residual Certificate as nominee for any other person.

     8.   That the following information of the Investor is true and correct:

Address:                                       ; contact for tax matters:
                                                                          _
         --------------------------------------
_______________________________________________
                        ; phone number:              ; form of
________________________


                                        -------------
Organization of Investor:                              ; and Date of
                          -----------------------------
acquisition:                          .
             -------------------------

     IN WITNESS WHEREOF, the Investor has caused this instrument to be duly
executed on its behalf, by its                        and its seal to
                                    ----------------------
be hereunto attached, this      day of                 , 199 .
                           ----        ----------------     -



                              By:
                                   ---------------------------
                                   (Name of Investor)
                                   Name:
                                         ---------------------
                                   Title:
                                          --------------------


     Personally appeared before me
                                   ----------------------------
               , known or proved to me to be the same person who executed
---------------
the foregoing instrument and to be a of the Investor, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Investor


Subscribed and sworn before me this     day of            , 199 .
                                    ---        -----------     -


                                   ______________________________
                                   Notary Public

                                   My commission expires the          day
                                                             ----
of                 , 19  .
   ----------------    --

                                EXHIBIT D-l(b)
                               --------------

                               (Foreign Holder)

              RESIDUAL CERTIFICATE AFFIDAVIT PURSUANT TO SECTION
                 860E(e) OF THE INTERNAL REVENUE CODE OF 1986

     Re:  Structured Asset Securities Corporation
          Mortgage Pass-Through Certificates

STATE OF  _______________)

COUNTY OF _______________) ss.:

COUNTRY OF_______________)


I,                                , under penalties of perjury, declare
   -------------------------------
that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say;

          1.   That I am the                       of
                                                     _____________________
                             ---------------------
__________________________________________________
         (the "Investor"), whose taxpayer identification number, if any is
________
                                , on behalf of which I have the authority
--------------------------------
to make this affidavit.

          2. That the Investor is acquiring a Residual Certificate, which Residual Certificate represents a residual interest in a pool of Mortgage Loans and other interests comprising the Trust Fund certificates established by Structured Asset Securities Corporation (the "Depositor") to secure its Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 199 - for which a real estate mortgage
          - -
investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          3. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or

(iii) any rural telephone or electrical service cooperative described in
Section 1381(a)(2)(C) of the Code.

          4. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

          5. That the Investor (i) is not a plan that is subject to the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") or (ii) has provided a "Benefit Plan Opinion" to State Street Bank and Trust Company, as trustee (the "Trustee"). A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee to the effect that the proposed transfer will not (a) cause the assets of the REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or
(b) give rise to a fiduciary duty on the part of the Depositor or the Trustee.

          6. That no purpose of the acquisition of the Residual Certificate by the Investor is to avoid or impede the assessment or collection of federal income tax.

          7. That the Investor is not a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Residual Certificate, and is not holding the Residual Certificate as nominee for any other person.

          8.   That the following information of the Investor is true and correct.
Address: __________________________________________; contract for tax
matters:                   ; phone number:                 ; form of


         ------------------Organization of Investor:                       --
--------------   ; and Date of acquisition:                        .
                                                     -----------------------

IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf this ____ day of __________, 19__.



                              By:
                                  ----------------------
                                  (Name of Investor)
                                  Name:
                                        ----------------
                                  Title:
                                         ---------------


Personally appeared before me                              , known or
                              -----------------------------
proved to me to be the same person who executed the foregoing instrument and
to be a                       of the Investor, and acknowledged to me
       ---------------------
that he executed the same as his free act and deed and as the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of ________, 19__.


                              ___________________________________
                              Notary Public/F1/


                              My commission expires the ___
                              day of _______________, 19__./F2/


--------------------

     /F1/ Or equivalent in country of the Investor.

--------------------

     /F2/ If applicable.

                                EXHIBIT D-2(a)
                               --------------

                                (U.S. Holder)

                             TRANSFEREE'S LETTER


                                                    -------------
                                                       Date

Structured Asset Securities Corporation
200 Vesey Street
3 World Financial Center
New York, New York 10285

Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, MN  55479

Ladies and Gentlemen:

          We propose to purchase Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 199 - Certificates, Class
                                              - -                     --
(the "Residual Certificate"). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement. We are delivering this letter pursuant to Section 3.3(f) of the Trust Agreement.

          1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that
(A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificates on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

          2. We acknowledge that we will be the beneficial owner of the Residual Certificates and that the Residual Certificates will be registered in our name and not in the name of a nominee.

          3. We certify that no purpose of our purchase of the Residual Certificates is to avoid or impede the assessment or collection of tax.

          4.   We represent that:

          (a) We understand that the Residual Certificates represent for federal income tax purposes, a "residual interest" in a real estate mortgage investment conduit (a "REMIC");

          (b) We understand that as the holder of Residual Certificates we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of such REMIC in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

          5. We understand that, if, notwithstanding the transfer restrictions, a Residual Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

          6. The sale to us and our purchase of the Residual Certificates constitute a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arms' length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificates.

          7. We expect that the purchase of the Residual Certificates, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

          8. We are a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. We are duly organized and validly existing under the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

          9. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or ordering binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

          10. We anticipate being a profit-making entity on an ongoing basis.

          11. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future.

          12. We agree that in the event that at some future time we wish to transfer any Residual Certificate, we will transfer such Residual Certificate only to a transferee that:

          (i) is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization, and

         (ii) has delivered to the Trustee a transferee letter in the form of Exhibit D-2(a) or D-2(b) to the Trust Agreement, as appropriate, and an affidavit in the form of Exhibit D-l(a) or D-l(b) to the Trust Agreement, as appropriate, and, if requested by the Trustee, an opinion of counsel (in form acceptable to the Trustee, that the proposed transfer will not cause the Residual Certificate to be held by a Disqualified Organization.

          13. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Residual Certificates; we are able to bear the economic risks of an investment in the Residual Certificates.

          14. In addition, we acknowledge that the Trustee will not register the transfer of a Residual Certificate to a transferee, that is a non-U.S. Person required to deliver a transferee's letter in the form attached as Exhibit D-2(b) to the Trust Agreement unless we have furnished to the REMIC Administrator, on behalf of the Trustee, (i) calculations prepared at our expense by a Person acceptable to the Trustee (who may be the REMIC Administrator) demonstrating that the expected distributions to the holder of the Residual Certificate will equal at least 30% of each excess inclusion as provided for in Treas. Reg. Section1.860G-3 (a) (or any successor provisions, to the extent applicable to the Residual Certificates) and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues and (ii) a statement certifying that we reasonably expect that the expected distributions to the holder of the Residual Certificate will equal at least 30% of each excess inclusion as provided for in Treas. Reg. Section1.860G-3 (a) (or any successor provisions, to the extent applicable to the Residual Certificates) and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues.

          "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     15. We hereby designate the REMIC Administrator as our fiduciary to perform the duties of the tax matters person for the REMIC.

                              Very truly yours,


                              ____________________________
                              (Name of Transferee)

                              _____________________________
                              Name:
                              Title:

                                EXHIBIT D-2(b)
                               --------------

                             (Foreign Transferee)

                             TRANSFEREE'S LETTER



                                        ----------------------
                                               (Date)


Structured Asset Securities Corporation
200 Vesey Street
3 World Financial Center
New York, New York 10285

Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota  55479

Ladies and Gentlemen:

     We propose to purchase Structured Mortgage Asset Residential Trust,
Series 199 -  Class               Certificates (the "Residual
          - -       -------------
Certificates"). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement. We are delivering this letter pursuant to Section 3.3(d) of the Trust Agreement.

          1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that
(A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificates on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

          2. We acknowledge that we have reviewed (a) a copy of the original Prospectus; (b) applicable U.S. tax law regarding withholding taxes and, in particular, the taxation of REMIC residuals held by non-U.S. Persons; and we have reviewed the historical and projected tax liability on the Residual Certificates and compared it to the projected cash flow on the Residual Certificates.

          3. We agree that we will not hold the Residual Certificates at any time in connection with the conduct of a trade or business in the United States and:

          (i) represent that we are either (a) a corporation that was not created or organized under the laws of the United States or any jurisdiction therein or (b) a person who is a U.S. Alien (as defined below) other than a corporation and we agree to furnish the Withholding Agent with a Form W-8 simultaneously with the execution of this letter;

         (ii) acknowledge that we will be the beneficial owner of the Residual Certificates and that the Residual Certificates will be registered in our name and not in the name of a nominee;

        (iii) acknowledge that we will be subject to U.S. income tax under Code Section 871 or 881 on the "excess inclusions" with respect to the Residual Certificates that accrue during the time which we hold, or, in certain circumstances, former holders of such Residual Certificates held, such Residual Certificates;

         (iv) acknowledge that we understand that future losses cannot be used to reduce the residual's accumulated excess inclusion income, either from one quarter to another or over the life of the Residual Certificates and, accordingly, the gross amount of excess inclusion income will be subject to withholding tax liability;

          (v) agree to pay any such taxes (including previous taxes on excess inclusion income accrued from the date of acquisition, or such greater amount as may be due if previously accrued taxes have not been paid as required by the Trust Agreement and this Letter in each year in which (a) we receive any cash payment with respect to the Residual Certificates or (b) we dispose of the Residual Certificates, or earlier as required by law) and we agree to provide satisfactory written evidence of such payment to the Withholding Agent which shall include a copy of the applicable Forms 1066Q (or other applicable form prescribed by the Internal Revenue Service) evidencing the amount of excess inclusion income for the periods during which the transferor held the Residual Certificates (as defined below);

         (vi) agree that until the evidence described in clause (v) above has been provided with respect to periods through the end of the most recent calendar quarter, the Trustee will not register a transfer of a Residual Certificate;

        (vii) agree that until the evidence described in clause (v) above has been provided for the period from the end of the most recent calendar quarter through the date of transfer of the Residual Certificate, the Withholding Agent may (a) withhold all (or any portion) of distributions that would otherwise be made on the Residual Certificates and (b) pay the withheld amount to the

Internal Revenue Service (the "IRS") on behalf of any Residual
Certificateholder, including any former holder;

       (viii) agree that the Withholding Agent is entitled to withhold (and pay to the IRS) any portion of any payment on the Residual Certificates that the Withholding Agent may reasonably determine is required to be withheld (such amount may be based on the Withholding Agent's reasonable understanding of the law, any reasonable estimate of the facts and any reasonable assumption as to future events and, if the Withholding Agent reasonably determines that a more accurate determination of the amount required to be withheld could be made at some point after the date on which the related distribution is to be made, the Withholding Agent may withhold the greatest amount that may reasonably be expected to be required to be withheld from such distribution (which, if appropriate, may be 100 percent of the distribution));

         (ix) acknowledge that any amount withheld pursuant to clauses (vi) and (vii) above has been distributed on the Residual Certificates pursuant to the terms and conditions of the Trust Agreement;

          (x) if any of our equity holders are U.S. Persons or are engaged in a U.S. trade or business, we have consulted with our own tax advisors regarding the tax consequences to them of our acquiring the Residual Certificates; and

         (xi) agree that the Residual Certificates may be transferred only to a person who is not a Disqualified Organization and is not purchasing any such Residual Certificates on behalf of a Disqualified Organization or any other entity and only if we comply with this paragraph (xi). Prior, and as a condition, to any transfer of the Residual Certificate, we will make a deposit with (or provide evidence that payment has been made to the Internal Revenue Service to), the Withholding Agent equal in amount to the excess of
(a) the product of the rate of tax imposed by Code Section 871 or 881 (or any successor provisions) and the sum of the excess inclusions with respect to the Residual Certificates for all periods from issuance of the Residual Certificates through the end of the most recent calendar quarter during which the Residual Certificates were held by us or another U.S. Alien over (b) the federal income taxes in respect of such excess inclusions that have been previously withheld from payments on such Residual Certificates or otherwise paid to the Internal Revenue Service, to the extent the Withholding Agent has received satisfactory written evidence that such taxes have been so paid in accordance with clause (v) above or otherwise. In addition we agree to provide a bond, letter of credit, pledge, indemnification, or other security arrangement to, or make a cash deposit with, the Withholding Agent sufficient to secure payment of the product of the rate of tax imposed by Code Section 871 or 881 of the Code (or successor provisions) and the excess inclusion income accrued from the end of the most recent calendar quarter through the date of transfer. Such bond, letter of credit, indemnification or other security arrangement or deposit shall be satisfactory in form and substance to the Withholding Agent and shall permit payment only to the Internal Revenue Service on our behalf as described below, or, to the extent not necessary to satisfy the taxes described in clause (iii) above, to us upon presentation of satisfactory written evidence that such taxes have been paid. Such bond, letter of credit, indemnification or other security arrangement or deposit shall be used by the Withholding Agent to make a payment to the Internal Revenue Service on the earliest of the date on which such bond, letter of credit, pledge, indemnification, or other security arrangement expires, the date on which the Withholding Agent is directed in writing by us to make such payment, or the date which is the second anniversary of the date of such transfer. Earnings on any deposit shall be used first to pay any taxes due on such earnings and otherwise shall be paid to us.

          4. In addition, we acknowledge that the Trustee will not register the transfer of the Residual Certificate unless we have furnished to the REMIC Administrator, on behalf of the Trustee, (i) calculations prepared at our expense by a Person acceptable to the Trustee (who may be the REMIC Administrator or other Person) demonstrating that the expected distributions will equal at least 30% of each excess inclusion as provided for in Treas. Reg. Section1.860G-3(a) (or any successor provisions, to the extent applicable to the Residual Certificates), and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues and
(ii) a statement certifying that we reasonably expect that the expected distributions will equal at least 30% of each excess inclusion as provided for in Treas. Reg. Section1.860G-3 (a) (or any successor provisions, to the extent applicable to the Residual Certificates), and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues.

          5. We understand that if, notwithstanding the transfer restrictions, a Residual Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

          6. The sale to us and our purchase of the Residual Certificates constitute a sale for tax and all other purposes and each party thereto has received due and adequate consideration, if any. In our view, the transaction represents fair value, representing the results of arms'-length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificates.

          7. We are duly organized and validly existing under the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

          8. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

          9. We agree that in the event that at some future time we wish to transfer any Residual Certificate, we will transfer such Residual Certificate only to a transferee that:

          (i) is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization, and

         (ii) has delivered to the Trustee a transferee letter in the form of Exhibit D-2(a) or D-2(b) to the Trust Agreement, as appropriate, and an affidavit in the form of Exhibit D-l(a) or D-1(b) to the Trust Agreement, as appropriate, and, if requested by the Trustee, an opinion of counsel (in form acceptable to the Trustee) that the proposed transfer will not cause the Residual Certificate to be held by a Disqualified Organization.

          10. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow after projected foreign withholding tax liability, and are capable of evaluating the merits and risks of an investment in the Residual Certificates; we expect to bear any economic consequences of transferring the Residual Certificates if and when we so elect.

          "U.S. Alien" shall mean any person who is not a "U.S. Person," except that for purposes of clause (ix) above, the term shall include only such persons who are subject to withholding under Code Sections 1441 or 1442 on distributions on a residual interest in a REMIC that are attributable to excess inclusion income.

          "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          "Excess inclusions" shall have the meaning set forth in Code
Section 860E(c), as reasonably determined by the REMIC Administrator, based on the REMIC tax return.

          "Withholding Agent" shall mean the Trustee, its paying agent or any other person who is liable to withhold federal tax from a distribution on the Residual Certificates under Code Sections 1441 or 1442.

          We hereby designate the REMIC Administrator as our fiduciary to act as the tax matters person for the REMIC.

                              Very truly yours,


                              _______________________________
                              (Name of Transferee)


                              By:_____________________________
                                 Name:
                                 Title:
                                      7

                                  EXHIBIT E
                                 ---------

                             SERVICING AGREEMENT

                                  EXHIBIT F
                                 ---------

                                  (RESERVED)

                                  EXHIBIT G
                                 ---------

                    FORM OF RULE 144A TRANSFER CERTIFICATE

     Re:  Structured Asset Securities Corporation
          Mortgage Pass-Through Certificates Series, 199 -
          -------------------------------------------------

          Reference is hereby made to the Trust Agreement dated as of

   1, 199  (the "Trust Agreement") between Structured Asset Securities
--       -
Corporation, as Depositor, and Norwest Bank Minnesota, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

          This letter relates to $_________ initial Certificate Balance of
Class       Certificates which are held in the form of Definitive
      -----
Certificates registered in the name of
                                       --------------------------------
(the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of (insert name of transferee).

          In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer", which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                         _____________________________________
                         (Name of Transferor)

                         By:__________________________________
                            Name:
                            Title:

Dated: ___________, ____

                                  EXHIBIT H
                                 ---------


                        FORM OF PURCHASER'S LETTER FOR
                      INSTITUTIONAL ACCREDITED INVESTOR



                                        ----------------------
                                               (Date)

Dear Sirs:

     In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 199 - (the "Offered
                                                        - -
Certificates") of Structured Asset Securities Corporation (the "Depositor"), we confirm that:

(1)  We have received a copy of the Private Placement Memorandum dated

       , 199  relating to the Offered Certificates (the "Private Placement
-------     -
Memorandum"), and we understand that the Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Offered Certificates within three years of the later of the date of original issuance of the Offered Certificates or the last day on which such Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor,
(B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or
(E) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of ______ 1, 199_ between the Depositor and Norwest Bank Minnesota, N.A., as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Offered Certificates from us a notice advising such purchaser that resales of the Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are acquiring the Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor or a QIB) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan as to which the Purchaser, the Depositor, any Servicer or Master Servicer or the Trustee is a party in interest or disqualified person, and no person acting on behalf of such a Plan may acquire such Certificate unless the acquisition would constitute an exempt transaction under a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Private Placement Memorandum or, if not defined therein, in the Trust Agreement.

     You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              __________________________________
                              (Purchaser)


                              By________________________________
                                Name:
                                Title:

                                  EXHIBIT I
                                 ---------

                      (FORM OF ERISA TRANSFER AFFIDAVIT)

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          The undersigned, being first duly sworn, deposes and says as follows:

          1.   The undersigned is the ______________________ of (the
"Investor"), a (corporation duly organized) and existing under the laws of __________, on behalf of which he makes this affidavit.

          2. The Investor either (x) is not a Benefit Plan Investor subject to ERISA or Section 4975 of the Code, or any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code, or (y) if it is a Benefit Plan Investor subject to ERISA or
Section 4975 of the Code or any federal, state or local law which is to a material extent similar to the provisions of ERISA or Section 4975 of the Code, of a statutory or administrative exemption applies such that its purchase and holding of such Subordinate Certificates will not result in a non-exempt prohibited transaction under ERISA and the Code or such other federal, state or local law. For purposes of this paragraph, the term "Benefit Plan Investor" means (A) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, (B) any plan described in Section 4975(e)(1) of the Code, (C) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section2510.3-101).

          3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor, and Norwest Bank Minnesota, N.A., as Trustee,
dated               1, 199 , no transfer of the ERISA-Restricted
      -------------       -
Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 199 .
                    -


                              _________________________________
                              (Investor)


                              By:______________________________
                                 Name:
                                 Title:

ATTEST:


___________________________

STATE OF            )
                    )ss.:
COUNTY OF           )

          Personally appeared before me the above-named
_________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this _____ day of ___________ 1995.

                              __________________________________
                              NOTARY PUBLIC

                              My commission expires the


                              ____ day of __________, 19__.

                                  SCHEDULE A
                                 ----------

                            MORTGAGE LOAN SCHEDULE


                                      3